UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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GenTek Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 17, 2007

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the annual meeting of the stockholders of GenTek Inc. to be held at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York, on Thursday, May 17, 2007, beginning at 1:00 p.m. (the “Annual Meeting”). The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and to return it in the envelope provided.

Sincerely,

JOHN G. JOHNSON, JR.
Chairman of the Board of Directors

GENTEK INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 17, 2007

To the Stockholders of
GenTek Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of the stockholders of GenTek Inc., a Delaware corporation (the “Company”), will be held at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York, on Thursday, May 17, 2007, beginning at 1:00 p.m. (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(i)	a proposal to elect directors to the Company’s Board of Directors;

(ii)

a proposal to amend and restate the Company’s 2003 Management and Directors Incentive Plan (the “2003 Plan”) to increase the amount of shares of the Company’s Common Stock available for issuance to participants under the 2003 Plan from 1,000,000 to 1,750,000, and to approve the 2003 Plan as so amended and restated;

(iii)	a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ended December 31, 2007; and

(iv)	any other business that may properly come before the Annual Meeting or any adjournment thereof.

The Proxy Statement fully describes these items. We have not received notice of other matters that may be properly presented at the Annual Meeting.

Only stockholders of record at the close of business on March 28, 2007 will be entitled to notice of and to vote at the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

JAMES IMBRIACO
 Vice President, General Counsel and Secretary

Parsippany, New Jersey
April 17, 2007

GENTEK INC.
90 East Halsey Road
Parsippany, New Jersey 07054

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 17, 2007

This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of GenTek Inc., a Delaware corporation, for use at the annual meeting of stockholders to be held at the offices of Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York, on Thursday, May 17, 2007, at 1:00 p.m., and any adjournments or postponements thereof (the “Annual Meeting”). “We,” “our,” “us,” “the Company” and “GenTek” each refer to GenTek Inc. The mailing address of our principal executive office is 90 East Halsey Road, Parsippany, New Jersey 07054. This Proxy Statement, the accompanying proxy card and the notice of Annual Meeting are first being mailed on or about April 17, 2007, to holders of record as of March 28, 2007, of our common stock, no par value per share (“Common Stock”).

A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting, except as set forth in the proxy and except for matters proposed by a stockholder who notifies the Company not later than the close of business on the fifteenth day following the day on which the Notice of Annual Meeting of Stockholders was mailed by the Company. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, stockholders of the Company’s Common Stock will vote upon:

(i)	a proposal to elect directors to the Company’s Board of Directors;

(ii)

a proposal to amend and restate the Company’s 2003 Management and Directors Incentive Plan (the “2003 Plan”) to increase the amount of shares of the Company’s Common Stock available for issuance to participants under the 2003 Plan from 1,000,000 to 1,750,000, and to approve the 2003 Plan as so amended and restated;

(iii)	a proposal to ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ended December 31, 2007; and

(iv)	any other business that may properly come before the Annual Meeting or any adjournment thereof.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of GenTek, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on March 28, 2007 and will provide reimbursement for the cost of forwarding the material.

Stockholders Entitled To Vote

Stockholders of record at the close of business on March 28, 2007, the record date, are entitled to vote at the Annual Meeting or any adjournment thereof. As of the record date, there were outstanding and entitled to vote 10,381,327 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. A stockholder list will be available for examination by GenTek stockholders at the Annual Meeting and at the office of the Company at 90 East Halsey Road, Parsippany, New Jersey 07054, during ordinary business hours of the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

Voting and Votes Required to Adopt Proposals

If you hold your shares of our Common Stock in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage- paid envelope provided. In addition, you may vote your shares of our Common Stock in person at the Annual Meeting. If your shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your shares voted at the Annual Meeting.

Each share of our Common Stock outstanding on the record date will be entitled to one vote on each of the director nominees and one vote on each other matter. Directors receiving the majority of votes cast (number of shares voted “for” a director must exceed the number of votes cast “against” that director) will be elected as a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by a plurality of the shares present in person or by proxy at the Annual Meeting and entitled to vote on the election of directors.

For the election of directors (provided the number of nominees does not exceed the number of directors to be elected), each director must receive the majority of the votes cast with respect to that director. Shares not present at the meeting and shares voting “abstain” have no effect on the election of directors.

Approval of the proposals amending and restating the Company’s 2003 Management and Directors Incentive Plan and ratifying the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ended December 31, 2007, each require the affirmative vote of the majority of shares of Common Stock present or represented by proxy with respect to such proposal.

For the approval of the proposals amending and restating the Company’s 2003 Management and Directors Incentive Plan and ratifying the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ended December 31, 2007, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.

Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted and are not deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal.

Submitting and Revoking Your Proxy

If the enclosed proxy is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy unless it is properly revoked prior to the Annual Meeting. If no specification is made on the proxy as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:

•	FOR the election of the director nominees set forth in “Proposal 1: Election of Directors;”

•	FOR the amendment to and the restatement of the Company’s 2003 Management and Directors Incentive Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP.

Additionally, the persons named as proxies will vote in their best judgment on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

If you hold shares of Common Stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

•	send written notice of revocation, prior to the Annual Meeting, to James Imbriaco, Corporate Secretary, at 90 East Halsey Road, Parsippany, New Jersey 07054;

•	sign, date and mail a new proxy card to the Corporate Secretary; or

•	attend the Annual Meeting and vote your shares in person.

If shares of Common Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report to Stockholders

A copy of our Annual Report on Form 10-K, as amended, filed with the Securities and Exchange Commission (the “SEC”), for our latest fiscal year will be mailed to stockholders entitled to vote at the Annual Meeting with these proxy materials and is also available without charge to stockholders upon written request to: 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: James Imbriaco, Corporate Secretary.

Voting Results

Wells Fargo Shareholder Services, our independent Inspector of Election, will count the votes and act as the Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10- Q for the fiscal quarter ending June 30, 2007, which we plan to file with the SEC in August 2007.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

The first proposal is to elect directors to serve on the Board of Directors. Our nominees for the election of directors at the Annual Meeting include five independent directors, as defined in the applicable rules for companies traded on The NASDAQ Global Market (“NASDAQ”) and one member of our senior management.

Our Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which was approved by the stockholders during the 2006 Annual Meeting and which became effective immediately upon such approval, authorizes the number of directors to be not less than one, nor more than eight, and provides for the annual election of all directors to serve until the next annual meeting of the stockholders. There are currently six directors on the Board of Directors and all six directors are nominees for election as a director, pursuant to this Proposal No. 1.

Adoption of Majority Vote Standard for Election of Directors. In March 2006, the Board of Directors approved an amendment to the Company’s Bylaws to require directors to be elected by the majority of the votes cast with respect to such director in uncontested elections (number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at the Annual Meeting, under Delaware law the director would continue to serve on the Board of Directors as a “holdover director.” However, under our Bylaws, any director who fails to be elected must tender his or her resignation to the Board of Directors. The Board of Directors would then decide whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will take such action and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the Board of Directors’ decision. If a nominee who was not already serving as a director is not elected at the Annual Meeting, under Delaware law that nominee would not become a director. In 2007, all of the director nominees are currently serving on the Board of Directors.

This section contains certain biographical information for the directors and each of the director nominees. All of the director nominees currently serve on our Board of Directors. For a description of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section, and the footnotes thereto, included in this Proxy Statement.

Director Changes in 2006. Directors Henry L. Druker, Kathleen R. Flaherty, John G. Johnson, Jr., John F. McGovern and William E. Redmond, Jr. were elected to new one-year terms at the 2006 Annual Meeting. On May 9, 2006, immediately prior to the Annual Meeting, Director Dugald K. Campbell resigned as Director of the Company effective immediately, for personal reasons. Immediately following the 2006 Annual Meeting on May 9, 2006, the Board of Directors unanimously elected Richard A. Rubin a director of the Company, effective immediately. The Company filed a Current Report on Form 8-K on May 11, 2006 reporting Mr. Campbell’s resignation and Mr. Rubin’s election, which is incorporated herein by reference.

Our current Board of Directors has a single class of directors, each of whom is subject to annual election by the stockholders. Upon the recommendation of the Corporate Governance and Nominating Committee, the Board of Directors has nominated each of the current directors for election to the Board of Directors in accordance with this Proposal No. 1.

Votes Necessary to Elect a Director

The affirmative vote of a majority of the votes of the Common Stock cast “for” a director nominee is sufficient to elect a director if a quorum is present. Abstentions from voting on this proposal (and broker non-votes) will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the election of each of the following director nominees. If any nominee becomes unable to stand for election as a director, an event that our Board of Directors does not presently expect, the proxy will be voted “For” a replacement nominee if one is designated by our Board of Directors.

Henry L. Druker Director since November 2003 Age: 53

Mr. Druker is the Founder and Managing Principal of Druker Capital, an investment firm that he founded in 2005. Previously, Mr. Druker was a Principal of Questor Management Company from 1995 through 2004, where he specialized in investing in turnaround and special situation companies. Prior to Questor, Mr. Druker was a Principal of the turnaround advisory firm Alix Partners, a predecessor to and an associated company of Questor. He was also previously a Partner of the merchant bank, Gordon Capital, Managing Director and head of the leveraged buyout group at L.F. Rothschild, Inc. and an associate in corporate finance at Goldman Sachs & Co.

Kathleen R. Flaherty Director since November 2003 Age: 55

Ms. Flaherty retired as the Chief Marketing Officer at AT&T on December 31, 2005, a position she had held since June 2004. She also currently serves as a Director of Inmarsat, plc., a global mobile satellite services company. Ms. Flaherty was previously President and Chief Operating Officer of Winstar International from 1999 through 2001. From 1997 through 1998, Ms. Flaherty was the Senior Vice President, Global Product Architecture for MCI Communications, Inc. Ms. Flaherty, is a member of the McCormick Advisory Board, Northwestern University, and its executive committee.

John G. Johnson, Jr. Chairman since November 2003 Age: 66

Since April 2007, Mr. Johnson has served as Chief Executive Officer and a Director of Foamex International Inc., positions he previously held from 1999 through 2001. As of the date of this Proxy Statement, Mr. Johnson serves as lead outside Director of Thermadyne Holdings Corporation but due to his recent appointment as CEO of Foamex he is not planning to stand for re-election at the annual meeting of Thermadyne Holdings Corporation in May 2007. Mr. Johnson spent five years with Safety-Kleen Corporation where he served as President and Chief Executive Officer (1995 to 1997) and President and Chief Operating Officer (1993-1994) and a Director. Prior to 1992, Mr. Johnson spent 34 years with ARCO where he was a Director and President of ARCO Chemicals America from 1987 to 1992.

John F. McGovern Director since November 2003 Age: 60

Mr. McGovern is Founder and a Partner of Aurora Capital LLC since 1999. Prior to joining Aurora Capital, Mr. McGovern worked for Georgia-Pacific Corporation from 1981 to 1999 serving in many different positions, most recently as Executive Vice President, Finance and Chief Financial Officer from 1994 to 1999. Mr. McGovern currently serves on the Board of Directors for Maxim Crane Works, Payless ShoeSource, Inc., and Neenah Paper, Inc. In the case of Payless ShoeSource, Inc. and Neenah Paper, Inc., Mr. McGovern is the Chairman of the Audit Committee and the lead director, respectively. Mr. McGovern was formerly a director of ChanneLinx, Inc., where he also served as temporary Chief Executive Officer. ChanneLinx, Inc. filed for Chapter 11 protection in 2003, approximately one year after Mr. McGovern left the Company. Mr. McGovern is currently Chairman of the Audit Committee at Maxim Crane Works.

William E. Redmond, Jr. Chief Executive Officer, President and Director since November 2003 Age: 47

Mr. Redmond has served as President and Chief Executive Officer of the Company since May, 2005 and a Director of the Company since November 2003. Since 2005, Mr. Redmond has served as Chairman and a Director of Maxim Crane Works and Chairman and a Director of Citation Corporation. Mr. Redmond previously served as President and Chief Executive Officer from December 1996 to February 2003 and as Chairman of the Board of Directors from January 1999 to February 2003 of Garden Way, Inc., a manufacturer of outdoor garden and power equipment.

Richard A. Rubin. Director since May 2006 Age: 43

Mr. Rubin is the Founder and Managing Member of Hawkeye Capital Management LLC, a provider of investment managing services, since November 1999. Mr. Rubin served as a Director of Arch Wireless Inc., a wireless communications company from May 2003 through November 2004. From October 1989 to June 1996, Mr. Rubin was employed by Icahn & Co., Inc. Mr. Rubin is a certified public accountant and worked for Arthur Andersen LLP in its Audit and Corporate Finance Departments in New York from June 1986 through September 1989.

Non-Employee Director Compensation

The Company believes that it is important to attract and retain outstanding non-employee directors. One way that the Company achieves this goal is through a competitive compensation program. To that end, the Compensation Committee of the Board of Directors, which is responsible for making director compensation recommendations to the Board of Directors, worked with Towers Perrin, a global professional services firm, to evaluate the competitiveness of the Company’s compensation program for non-employee directors. After evaluating the competitive market data of non-employee director compensation and the advice of the compensation consultant, the Compensation Committee, in 2006, recommended and the Board of Directors approved the following compensation package for non- employee directors:

Cash Compensation. Non-employee directors of the Company receive compensation of $35,000 per year, with additional fees of $1,250 per meeting for attendance at each Board of Directors’ meeting and $625 per meeting for attendance at each Board of Directors’ meeting conducted by telephone. Fees payable for attendance at Board of Directors committee meetings are $1000 per meeting and $500 for attendance at committee meetings conducted by telephone. The chairman of the Board of Directors receives an additional $35,000 per year. Committee chairpersons also receive additional compensation in the amount of $10,000, with the exception of the Audit Committee chair who receives $15,000.

Equity-based Compensation. Non-employee directors of the Company receive an annual grant of restricted stock with a grant date value of $40,000. Each non-employee director is also be entitled to participate in a “matching restricted stock” program under the GenTek Inc. 2003 Management and Directors Incentive Plan pursuant to which the Company will match each share of Company stock purchased on the open market by a director with one share of restricted stock, subject to vesting over a three (3) year period and a $10,000 maximum investment per director each calendar year. Only non-employee directors receive compensation for their services as a director.

Business Expenses. Non-employee directors are reimbursed for their business expenses related to their attendance of Board of Director and Committee meetings, including accommodations, meals and transportation to and from such meetings (e.g., commercial flights, trains, car rental or service and parking). Non-employee directors are also reimbursed for attending qualified third party director education programs.

In 2006, non-employee director compensation was as follows:

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
John G. Johnson. Jr.	83,375	50,198	133,573
Henry L. Druker	52,875	46,401	99,276
Kathleen R. Flaherty	67,775	45,901	113,676
John F. McGovern	65,125	49,479	114,604
Richard A. Rubin	33,364	8,253	41,617
Dugald K. Campbell(3)	21,976	58,495	80,471

(1)	Column represents the amount of cash compensation earned by each non-employee director in 2006 for service on the Board of Directors and committees.

(2)

This column represents the dollar amount recognized by the Company for financial statement reporting purposes of the fair value of restricted stock granted in 2006 and prior years under the Company’s 2003 Management and Directors’ Long Term Incentive Plan in accordance with FAS 123R. For restricted stock, fair value is calculated using the closing price of Company stock on the date of or the date immediately preceding the date of grant. For additional information, refer to note 12 of the Company financial statements in the Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC. The amounts set forth in this column reflect the Company’s accounting expense for these awards and do not correspond to the actual value that may be realized by the non- employee director receiving the award.

In 2006, each non-employee director received the following stock awards: Mr. Johnson—1,891 shares; Mr. Druker—1,807 shares; Ms. Flaherty—1,786 shares; Mr. McGovern—1,866 shares; Mr. Rubin—1,608 shares; and Mr. Campbell—268 shares. As of December 31, 2006, the aggregate number of stock awards outstanding for each non-employee director was: Mr. Johnson—3,432 shares; Mr. Druker—3,348 shares; Ms. Flaherty—3,327 shares; Mr. McGovern—3,407 shares; Mr. Rubin—1,608 shares; and Mr. Campbell—0 shares.

(3)

Mr. Campbell’s service as a director terminated on May 9, 2006. All of Mr. Campbell’s outstanding stock awards that were not vested on the date of termination became fully vested on such date. The value of the acceleration of vesting is included in the Stock Awards column.

Statement on Corporate Governance

Overview. We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors has implemented numerous corporate governance enhancements to further strengthen the Board of Director’s capacity to oversee the Company and to serve the long-term interests of all stockholders. For example, our Board of Directors has recently amended the Company’s Bylaws to change the vote standard for the election of directors from a plurality to a majority of votes cast in uncontested elections. The Company’s code of business conduct and ethics, committee charters and other documents setting forth the Company’s corporate governance practices can be accessed in the “Investing” section of the Company’s website at www.gentek-global.com or by writing to the Company at GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: James Imbriaco, Corporate Secretary.

Communicating with the Board of Directors. Stockholders may send communications to the Company’s Board of Directors by writing to the Board of Directors at: GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: General Counsel. Communications should be addressed to the Board of Directors or any individual director or group of directors, as applicable, by either name or title. All communications will be opened by the office of the General Counsel for the sole purpose of determining whether the contents of the communication represent a message to the Company’s directors. Any communication not in the nature of advertising, promotions of a product or service or patently offensive material will be promptly forwarded to the intended recipient or recipients.

Code of Business Conduct and Ethics. The Board of Directors has adopted a code of business conduct and ethics that satisfies the SEC’s definition of a “code of ethics” and applies to all employees, directors and officers, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The purpose of the code of business conduct and ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof. The code of business conduct and ethics is available in the “Investing” section of the Company’s website at www.gentek-global.com, or by writing the Company at GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: James Imbriaco, Corporate Secretary. The Company intends to disclose any amendment to the Code or any waiver of the Code for executive officers or directors in the “Investing” section of the Company’s website.

Related Party Transaction Policy. The Board of Directors and Management of the Company make it a priority to operate the Company in the best interests of the stockholders. The Board of Directors and Management also recognize that related party transactions present a heightened risk of conflict of interest and/or transactions (or the perception thereof). Consequently, the Board of Directors has adopted a policy regarding related party transactions. Such transactions, as defined in the policy, are subject to approval or ratification by the Audit Committee of the Board of Directors in accordance with the procedures set forth therein. This policy is described further in this Proxy Statement under the heading “Transactions with Related Persons” and is available on the Company’s website under the “Corporate Governance” section.

Director Independence

The Board of Directors presently consists of six members, one of whom is an officer of the Company, William E. Redmond, Jr., President and Chief Executive Officer. On an annual basis, each director and executive officer provides information to the Company pursuant to a Director and Officer Questionnaire. This Questionnaire is intended to elicit, among other things, any transactions with the Company in which a director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest. Based on the information provided by these questionnaires, the Board of Directors has determined that, with the exception of Mr. Redmond, all of the directors qualify as independent under the applicable corporate governance rules and listing standards of the NASDAQ. Such information also indicates that none of the current directors has a material relationship (other than being a director and/or shareholder of the Company) with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), including any relationship prohibited by the NASDAQ Marketplace Rules. Mr. Redmond is not independent because of his service as an executive officer of the Company and not due to any other related party transactions or conflict of interest relationships.

Board of Directors and Committee Meetings

With the exception of Mr. Rubin, all of our current directors was initially appointed to our Board of Directors pursuant to the plan of reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”), effective as of November 10, 2003 (the “Effective Date”). Directors John G. Johnson, Jr., Henry L. Druker, Kathleen R. Flaherty, John F. McGovern and William E. Redmond, Jr. were re-elected at the 2006 Annual Meeting of the stockholders. Mr. Rubin was unanimously elected by the Board of Directors immediately following the Annual Meeting on May 9, 2006, to serve until the 2007 Annual Meeting, to fill a vacancy on the Board of Directors as a result of the resignation of director Dugald K. Campbell immediately prior to the 2006 Annual Meeting. All of our directors, other than Mr. Redmond, our President and Chief Executive Officer, are “independent” under the NASDAQ Marketplace Rules.

During the year ended December 31, 2006, our Board of Directors held 11 meetings. No director attended fewer than 75 percent of all meetings of our Board of Directors and the committees on which such director served that were held while such director was serving on our Board of Directors. The Board of Directors holds an executive session of independent directors at the end of each regularly scheduled meeting of the Board of Directors and as otherwise needed. At such meetings, members of management, including Mr. Redmond, our President and Chief Executive Officer, are not present. Mr. Johnson, the Chairman of the Board of Directors, presides over these executive sessions.

The Board of Directors has three standing committees: (i) the Audit Committee, (ii) the Compensation Committee, and (iii) the Corporate Governance and Nominating Committee. In March, 2007, the Board of Directors, on the recommendation of the Corporate Governance and Nominating Committee eliminated the Executive Committee as a standing committee of the Board of Directors. The Executive Committee did not meet in 2006.

During 2006, the Audit Committee met 4 times, the Compensation Committee met 10 times, the Nominating Committee met 2 times and the Executive Committee did not meet. All current members of our Board of Directors attended the 2006 Annual Meeting of the stockholders.

Audit Committee. The Audit Committee of the Board of Directors consists of Messrs. McGovern, Druker, and Rubin with Mr. McGovern serving as Chairman. The Board of Directors has determined that all of the members of the Audit Committee are “independent,” as determined under the currently effective rules of NASDAQ. The Board of Directors has determined that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The Board of Directors has determined that Mr. McGovern qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC. A copy of the Audit Committee’s written charter can be found in the “Investing” section of the Company’s website at www.gentek-global.com, or may be obtained by contacting the Company’s Secretary. A copy of the Audit Committee’s charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054.

The primary duties and responsibilities of the audit committee, among others, are to assist the full Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company. The Audit Committee’s charter sets forth its mandate, membership requirements, obligations and duties in greater detail.

Compensation Committee. The Compensation Committee consists of Ms. Flaherty and Mr. Druker, with Ms. Flaherty serving as Chairperson. The Compensation Committee is responsible for the review and recommendation of compensation arrangements for directors and officers and for the administration of certain benefit and compensation plans of GenTek and its subsidiaries. The Compensation Committee charter contains the Compensation Committee’s purpose, membership requirements and duties and responsibilities and can be found in the “Investing” section of the Company’s website at www.gentek-global.com. A copy of the Compensation Committee’s charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054. The Board of Directors has determined that each member of the Compensation Committee is “independent” within the meaning of the currently effective rules of NASDAQ.

Corporate Governance and Nominating Committee. The members of the Corporate Governance and Nominating Committee are Ms. Flaherty and Messrs. Johnson (Chairman) and McGovern, each of whom the Board of Directors has determined is an “independent” director within the meaning of the currently effective rules of NASDAQ. The functions of the Corporate Governance and Nominating Committee include the following:

•	identifying and recommending to the Board of Directors individuals qualified to serve as directors of the Company;

•	recommending to the Board of Directors individual directors to serve on committees of the board;

•	advising the Board of Directors with respect to matters of board composition and procedures;

•	developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and overseeing corporate governance matters generally; and

•	overseeing the annual evaluation of the Board of Directors and the Company’s management.

The Corporate Governance and Nominating Committee is governed by a charter, a current copy of which is available on our corporate website at www.gentek-global.com under the headings “Investing.” A copy of the Corporate Governance and Nominating Committee’s charter is also available in print to stockholders upon request, addressed to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054.

The Corporate Governance and Nominating Committee will consider director candidates recommended by stockholders. In considering any candidate submitted by stockholders, the Corporate Governance and Nominating Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate. The Corporate Governance and Nominating Committee may also take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held. To have a candidate considered by the Corporate

Governance and Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	the name of the stockholder and evidence of the person’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•

the name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company and the person’s consent to be named as a director if selected by the Corporate Governance and Nominating Committee and nominated by the Board of Directors.

The stockholder recommendation and information described above must be sent to the Corporate Secretary at 90 East Halsey Road, Parsippany, New Jersey 07054, and must be received by the Corporate Secretary not less than 75 nor more than 120 days prior to the anniversary date of the Company’s most recent annual meeting of stockholders.

Each proposed candidate will be examined and evaluated in accordance with the Corporate Governance and Nominating Committee’s Minimum Qualifications for Director Candidates and its Policy for the Identification and Evaluation of Director Candidates. The Corporate Governance and Nominating Committee believes that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of the business and affairs of the Company and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the Corporate Governance and Nominating Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

Once a person has been identified by the Corporate Governance and Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Corporate Governance and Nominating Committee determines that the candidate warrants further consideration, the Chairman or another member of the Committee will contact the person. Generally, if the person expresses a willingness to be considered and to serve on the Board of Directors, the Corporate Governance and Nominating Committee requests information from the candidate, reviews the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments. The Committee’s evaluation process described above does not vary based on whether or not a candidate is recommended by a stockholder, although, as stated above, the Board of Directors may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

REPORT OF THE AUDIT COMMITTEE

In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.

The Audit Committee of the Board of Directors (the “Audit Committee”) is composed of independent directors as required by and in compliance with the applicable listing standards of the NASDAQ.

In accordance with the written charter adopted by our Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of our financial reporting processes. Management is responsible for the Company’s internal controls and financial reporting process as well as preparation of its financial statements. Deloitte & Touche LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2006 and interim quarterly results with management and the independent auditors. The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed under auditing standards generally accepted in the United States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. Deloitte & Touche LLP have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and the Audit Committee has discussed with Deloitte & Touche LLP their independence from the Company. The Audit Committee has also considered whether the provision of non-audit services by Deloitte & Touche LLP to the Company is compatible with maintaining the auditors’ independence. The Audit Committee has concluded that Deloitte & Touche LLP are independent from the Company and its management and has appointed Deloitte & Touche LLP as the Company’s independent auditing firm for the year ending December 31, 2007.

Based on the Audit Committee’s discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2006, be included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 16, 2007, as amended.

THE AUDIT COMMITTEE

John McGovern, Chairman Richard A. Rubin Henry L. Druker

TRANSACTIONS WITH RELATED PERSONS

2006 Transactions.

During 2006 there were no, and there are no currently proposed transactions, in which we were or are to be a participant, where the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest, which would be required to be disclosed herein pursuant to Item 401(b) of regulation S-K.

Policies And Procedures For The Review, Approval, Or Ratification.

On March 8, 2007, our Board of Directors adopted a Related Party Transactions Policy. This policy provides that Interested Transactions with Related Parties, as those defined in the policy, are subject to approval or ratification.

For purposes of the policy:

•

an “Interested Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which: (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year; (ii) we are a participant; and (iii) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

•

a “Related Party” is any (a) person who is or was (since the beginning of the last fiscal year for which we have filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) beneficial owner of greater than 5 percent of our common stock, or (c) immediate family members of any of the foregoing. Immediate family member include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone not falling into one of the foregoing categories who resides in such person’s home (other than a tenant or employee).

Under this policy, our Audit Committee (the “Committee”) reviews the material facts relating to all Interested Transactions that require the Committee’s approval and either approves or disapproves of our entry into the Interested Transaction, subject to certain exceptions. If advance Committee approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Committee determines it to be appropriate, ratified at the Committee’s next regularly scheduled meeting. In determining whether to approve or ratify an Interested Transaction, the Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable to us than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

Standing Pre-Approval for Certain Interested Transactions.

Under the policy, certain transactions are deemed to be pre-approved by the Committee, even if the aggregate amount involved will exceed $120,000. These transactions include:

•	Employment of executive officers;

•	Director compensation;

•	Certain transactions with other companies;

•	Transactions where all shareholders receive proportional benefits; and

•	Transactions involving competitive bids.

EXECUTIVE OFFICERS

The following table shows the names and ages of our executive officers and/or key employees and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

Name	Age	Position
William E. Redmond, Jr.	47	President, Chief Executive Officer and Director
George G. Gilbert	58	Vice President and General Manager— GT Technologies
Douglas J. Grierson	42	Vice President and Controller
James Imbriaco	54	Vice President, General Counsel and Secretary
Robert D. Novo	49	Vice President of Human Resources and Environmental Health and Safety
Vincent J. Opalewski	44	Vice President and General Manager—General Chemical
Thomas B. Testa	45	Vice President and Chief Financial Officer

For information regarding Mr. Redmond, see the “Information Concerning the Directors and Director Nominees” section of this Proxy Statement.

George G. Gilbert, 58, Vice President and General Manager—GT Technologies since 2001. From 1997 to 2001, Mr. Gilbert held the position of Vice President Technical Services/Strategic Development, for Simpson Industries.

Douglas J. Grierson, 42, Vice President and Controller, since April 2005. Mr. Grierson served as Director of Accounting and Assistant Controller from June 1999 to April 2005. Prior to joining the Company, Mr. Grierson served as the Director of Internal Audit of Quest Diagnostics Incorporated since January 1997.

James Imbriaco, 54, Vice President, General Counsel and Secretary since July 2005. From May 2004 to June 2005, Mr. Imbriaco held the position of Consulting Corporate Counsel with Bowne & Co., Inc. From October 2000 to August 2003, Mr. Imbriaco held the position of Vice President, General Counsel and Secretary with Agency.com, Ltd. From June 1997 until September 2000, Mr. Imbriaco served as Deputy General Counsel of The Times Mirror Company and General Counsel of the Baltimore Sun Company.

Robert D. Novo, 49, Vice President of Human Resources and Environmental Health and Safety since August 2004. Mr. Novo served as the Vice President of Human Resources from July 2003 to August 2004. Prior to July 2003, Mr. Novo held various senior level human resource positions with Honeywell International since 1995.

Vincent J. Opalewski, 44, Vice President and General Manager—General Chemical. Mr. Opalewski has served as General Chemical’s Vice President and General Manager since September 2006. Prior to that he was General Chemical’s Vice President—Sales and Marketing. Mr. Opalewski joined General Chemical in 1990 and has held a number of positions with increasing responsibility in finance, sales/marketing and general management. From 1999–2005, was the General Manager of the Company’s Sulfur Products business.

Thomas B. Testa, 45, Vice President and Chief Financial Officer since September 2006. Vice President and General Manager—General Chemical from August 2004 to September 2006. From April 2002 to August 2004, Mr. Testa served as Vice President—Operations for the General Chemical. He previously served as General Manager of the Electronic Chemicals business group from October 1997 to April 2002.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

For all named executive officers, or NEOs, compensation is performance-based. The Compensation Committee believes that compensation paid to executive officers should be aligned with the performance of the Company on both a short-term and long-term basis, linked to specific, measurable results intended to create value for stockholders, and that such compensation should assist the Company in attracting and retaining key executives critical to its long-term success.

In establishing compensation for executive officers, the following are the Compensation Committee’s objectives:

•	Attract and retain individuals of superior ability and managerial talent;

•	Ensure executive officer compensation is aligned with the Company’s corporate strategies, business objectives and the long-term interests of the Company’s stockholders;

•

Provide incentives for the officers (including NEOs) to achieve key strategic and financial performance measures by linking incentive award opportunities to the achievement of performance goals in these areas; and

•

Provide incentive for the executive officers (including NEOs) to increase the Company’s stock price and maximize stockholder value, as well as promote retention of key people, by providing a portion of total compensation for our executive officers (including NEOs) in the form of direct ownership in the Company through restricted stock and stock options.

The Company’s overall compensation program is structured to attract, motivate and retain highly qualified executive officers by paying them competitively, consistent with the Company’s success and their contribution to that success. The Company believes compensation should be structured to ensure that a significant portion of compensation opportunity will be variable and directly related to Company performance that directly influences stockholder value. Accordingly, the Company sets goals designed to link each executive officer’s compensation to the Company’s performance. Consistent with our performance-based philosophy, the Company provides a base salary to each of our executive officers as well as a significant incentive based compensation component. For the Company’s executive management team (which includes the NEOs), the Company reserves the largest potential compensation awards for performance and incentive-based programs. Those programs include annual cash and long-term equity awards based on the financial performance of the Company, as well as appropriate consideration of the total direct compensation received by executive officers performing similar job functions at companies in a broad-based Comparator Group (as defined below). The Compensation Committee allocates total compensation between cash and equity compensation based on benchmarking to the broad-based Comparator Group, discussed below, while considering the balance between providing short-term incentives and long-term value creation to align the interests of management with stockholders. The balance between equity and cash compensation among executive officers is evaluated annually using the above criteria.

To tie compensation to performance, there is no minimum award of compensation required by either the Company’s performance-based short-term cash compensation program or the Company’s long-term equity compensation program, except in the case of the CEO, who is entitled to receive an annual equity grant equal to at least 125% of his annual base salary under the terms of his employment agreement.

Determination of Compensation

In determining the level of compensation provided to our executive officers, the Compensation Committee assesses our competitiveness relative to the broad-based Comparator Group, in addition to assessing the Company’s performance versus the NASDAQ market index and like chemical and automotive OEM suppliers which also have publicly traded equity securities.

The Compensation Committee is provided with the primary authority to determine and recommend the compensation awards available to the Company’s executive officers. Consistent with prior years, an independent compensation consultant was retained by the Compensation Committee to assist it in the determination of the key elements of the Company’s compensation programs. The compensation consultant engaged by the Compensation Committee is an employee of Towers Perrin, an independent, nationally recognized, consulting firm specializing in compensation matters.

The compensation consultant provided advice to the Compensation Committee with respect to competitive practices and the amounts and nature of compensation paid to executive officers at the companies comprising the broad-based Comparator Group. The compensation consultant also advised on, among other things, structuring the Company’s various compensation programs and determining the appropriate levels of salary, bonus and other awards payable to the Company’s executive officers. Based upon the compensation consultant’s recommendations, the Company’s executive compensation package consists of a fixed base salary and variable cash and stock-based incentive awards, with a significant portion of compensation weighted towards the variable components to ensure that total compensation reflects the overall success of the Company and to motivate executive officers to meet appropriate performance measures, thereby maximizing total return to stockholders.

To aid the Compensation Committee in making its determination, the CEO reviews both his own compensation and the compensation of all executive officers that report directly to the CEO, including the other NEOs, and provides recommendations annually to the Compensation Committee regarding the compensation of such officers. Each NEO participates in an annual performance review with the CEO to provide input about the executive officer’s contributions to the Company’s success for the period being assessed. The Compensation Committee then reviews the recommendations of the CEO and the performance of the CEO’s direct reports, which include the NEOs. The Compensation Committee uses the information provided by the CEO and the performance against objectives to determine base salaries and the appropriate amounts of variable cash and stock-based incentive compensation based on the information and factors discussed above.

Compensation Benchmarking and the Broad-Based Comparator Group

The Company sets base salary and annual incentive targets around the median of a broad-based Comparator Group of companies that consists of general manufacturing and chemical companies. This approach minimizes the effects of changes to the group due to changes in database participation or mergers/acquisitions; lessens the impact a single entity can have on the overall data; provides more consistent results; and better reflects the market in which the Company competes for executive talent.

In setting annual cash compensation, the Company aims to provide market compensation that approximates the median annual cash compensation of executive officers performing similar job functions at companies in the broad-based Comparator Group. To determine that level of compensation, the Company’s independent compensation consultant annually reviews salary surveys of that broad-based Comparator Group and actual salary amounts reported in proxy statements of selected companies in the broad-based Comparator Group. Our annual review indicates that we are providing short-term annual cash and long-term equity compensation that is above the median of the broad-based Comparator Group, and the Company believes the design of base and incentive compensation appropriately provides market compensation to the Company’s executive officers. Overall, our independent compensation consultant determined that our compensation programs, as structured, are at market relative to the broad-based Comparator Group.

In 2006, we utilized three compensation surveys to develop our broad-based comparator group of general manufacturing and chemical companies: the 2005 Towers Perrin Executive Compensation Database; the 2005/2006 Watson Wyatt Top Management Compensation Report; and the 2005 Mercer Executive Database (the companies whose compensation data are reflected in the foregoing surveys comprise, and are referred to herein as, the broad-based “Comparator Group”).

Base Compensation

The Company provides its NEOs with a base salary that is structured around the median of the Comparator Group. In setting base salaries for the Company’s executive officers, the Compensation Committee reviewed data from independently conducted compensation surveys using the broad-based Comparator Group as well as actual salaries reported in the proxy statements of selected companies comprising the broad-based Comparator Group companies. While base salaries are not considered by the IRS to constitute performance-based compensation, in addition to market positioning, each year the Company determines base salary increases based upon the performance of the executive officers as assessed by the CEO and approved by the Compensation Committee, and for the CEO, as assessed by the Compensation Committee and approved by the Board of Directors.

Performance-Based Short-Term Incentive Compensation

Performance Goals

The Company structures its compensation programs to reward executive officers based on the Company’s performance and the individual executive’s contribution to that performance. This allows executive officers to receive cash bonus compensation in the event certain specified operating and individual performance measures are achieved. In determining the short term incentive compensation awarded to each executive officer based on performance, the Company evaluates the Company’s and the executive’s performance in a number of areas. Performance targets are established at levels that are achievable, but require better than planned performance from each executive officer.

The annual short-term incentive program consists of annual bonuses paid in cash. The general criteria for evaluating the performance of the Company and executive officers includes EBITDA (60%), Free Cash Flow (25%) and Personal Measurable Objectives (15%) as set forth in the chart below.

Bonus targets in 2006 for all NEOs other than Mr. Redmond, Mr.Opalewski and Mr. Hines were 60% of base salary. The 2006 bonus target for Messrs. Opalewski and Hines was 50% of base salary and Mr. Redmond’s bonus target, established in accordance with his employment agreement, was 75% of base salary.

With respect to the EBITDA and Free Cash Flow targets, (i) the amounts payable under the Company’s short-term incentive program for executive officers at the corporate level are based upon the overall Company’s actual performance measured against such targets, and (ii) the amounts payable under the Company’s short-term incentive program for executive officers at the operating company level are generally based upon the specific business’ actual performance measured against such targets.

Performance Criteria	Relative Weight	Threshold Performance Level	Maximum Payment Performance Level
EBITDA	60%	95% achievement of objective	175% with 137.5% achievement of objective
Free Cash Flow	25%	95% achievement of objective	175% with 137.5% achievement of objective
Measurable Personal Objectives	15%	95% achievement of objective	175% with 137.5% achievement of objective

The short-term incentive program is designed to encourage “over achievement” of business targets. Payout of annual cash bonuses is linear at 95% to 100% achievement of target and then increases by two points of payout for every point of “over achievement” above 100% to a maximum payout of 175% (137.5% achievement of target). Given financial performance of the Company and the operating businesses is the foundation of the program, no annual bonus payment is earned by a participant for any component if 95% of the EBITDA target is not achieved. However, the Compensation Committee may, at its sole discretion, make exceptions to this threshold and grant partial payments based upon business circumstances.

In 2006, the Compensation Committee elected in its discretion to reward all of the NEOs (other than Mr. Hines whose employment with the Company terminated in September 2006) by increasing the amounts payable under the STIP in recognition of the Company’s 2006 performance based upon a number of factors including strategic development, portfolio restructuring, growth in Free Cash Flow, and equity appreciation that materially out-performed the NASDAQ market index and publicly traded like chemical and OEM automotive suppliers.

The Compensation Committee believes that the performance based short-term incentive compensation awarded by the Company provides incentives necessary to retain executives and reward them for short-term Company performance.

Discretionary Long-Term Equity Incentive Awards

As discussed above, the Company believes, based on its performance based approach to compensation, that equity ownership in the Company is important to retain executives and to tie the ultimate level of an executive officer’s compensation to the performance of the Company’s stock and stockholder gains, while creating an incentive for sustained Company growth. To meet these objectives, the Company’s executive officers (including all NEOs), along with certain other key executives, are eligible to receive stock option or restricted stock grants under the Company’s 2003 Management and Directors’ Long Term Incentive Plan. (“LTIP”).

Annual LTIP awards are comprised of stock options and restricted stock. The value of an annual LTIP award and the amount of stock options and restricted stock granted to each executive officer is determined and approved by the Compensation Committee based upon several factors, including the executive officer’s performance, annual performance of the Company, market survey data to determine the appropriate annual grant levels in relation to executives performing similar job functions at companies in the broad-based Comparator Group, and the value of the stock at the time of grant.

Stock options and restricted stock are subject to a three-year vesting schedule in order to provide an incentive for continued employment. Stock options expire ten years from the date of the grant. These restrictions provide a reasonable time frame in which to align the executive officer with the price appreciation of the Company’s shares. The exercise price of stock options granted under the LTIP is 100% of the closing price of the underlying stock on the date of grant or the date immediately preceding the date of grant.

The value of LTIP awards granted to the executive officers for 2006 were comprised of a mix of restricted stock and stock options. However, consistent with the Company’s belief that it is important that management’s ultimate compensation and financial rewards be closely linked and tied to the Company’s stock performance, a participant was required to purchase Company stock on the open market (“open market share”) in order to receive the grant of restricted stock. Accordingly, the amount of restricted stock granted to each executive officer represented the amount of Company stock purchased by such executive officer on the open market, with the Company matching on a three to one basis each “open market share” purchased by the executive officer, up to the value of his/her restricted stock grant. The value of the stock options used in this calculation is based on the number of options multiplied by the exercise price of the stock options granted.

Defined Contribution Plans

The Company has a Section 401(k) Savings/Retirement Plan (the “401(k) Plan”) to cover eligible employees of the Company and any designated affiliate. During 2006, all of the NEOs (except Mr. Hines) participated in the 401(k) Plan. The 401(k) Plan permits eligible employees of the Company to defer up to 30% of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employees’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. The Company currently makes matching contributions to the 401(k) Plan in an amount equal to fifty cents for each dollar of participant contributions, up to a maximum of eight percent of the participant’s annual salary and subject to certain other limits. Plan participants are subject to five year ratable vesting in the amounts contributed by the Company.

Defined Benefit Pension Plans

On April 1, 2004, the Company froze the accumulation of benefits under the General Chemical Corporation Salaried Employee’s Pension Plan (the “GCC Pension Plan”). Messrs. Novo, Opalewski and Testa are the only NEOs with accrued benefits under the GCC Pension Plan. The benefits under the GCC Pension Plan are now determined by a participant’s frozen credited years of service and frozen credited compensation. The formula under the GCC Pension Plan for determining benefits at normal retirement age (age 65) is generally the greater of (a) the sum of (i) 1.1% of monthly frozen credited compensation multiplied by frozen credited years of service, and (ii) 0.4% of monthly frozen credited compensation in excess of the social securities earnings limit multiplied by frozen credited years of service, and (b) 2.0% of monthly frozen credited compensation multiplied by frozen credited years of service (not in excess of 25), minus 64% of the primary social security benefit.

Employment Agreements

None of the executive officers other than Mr. Redmond have employment agreements with the Company.

Employment Agreement with Mr. Redmond

The Company is party to an employment agreement with Mr. Redmond, its President and Chief Executive Officer. Pursuant to this agreement, dated May 23, 2005, Mr. Redmond serves on an “at-will” basis and is entitled to receive an annual base salary which is currently $630,000 (and which will increase to $665,000 effective May 1, 2007), subject to annual review and adjustment by the Compensation Committee. Mr. Redmond is also eligible for an annual bonus, targeted at 75% of his base salary with an actual award range of zero to 200%, to be based upon accomplishment of pre- determined goals and objectives, as set and agreed upon by the Compensation Committee. Mr. Redmond is also entitled to receive annual grants under the LTIP equal to 125% of his base salary consisting of grants of restricted shares of the Company’s Common Stock and stock options to purchase shares of the Company’s Common Stock. In addition, the Agreement entitles Mr. Redmond to participate in all other welfare benefit plans maintained by the Company including 401(k), life, medical, dental, disability and other.

The Agreement provides for certain severance payments and benefits to Mr. Redmond in the event of certain terminations of employment and in the event of certain terminations of employment in connection with a change of control, as fully described below under the section titled “Executive Benefits and Payment Upon Termination.”

Severance and Change of Control Arrangements

The Company provides NEOs with severance payments upon their termination of employment under certain circumstances, including in connection with a change of control or business sale. Such circumstances are fully described under the section titled “Executive Benefits and Payments Upon Termination”. The Company believes that providing NEOs with severance payments upon certain terminations of employment permits the Company to remain competitive with the companies comprising the Comparator Group, and is therefore essential to its objective of attracting and retaining NEOs of superior ability and managerial talent.

Other Elements of Compensation and Perquisites

Medical Insurance. The Company provides to each NEO and the NEO’s spouse and children, such health and dental insurance as the Company may from time to time make available to its other employees. In addition to the Company’s medical coverage, Mr. Redmond is also entitled to receive reimbursement of up to $5,000 per calendar year for out of plan expenses.

Life, Disability and Travel Insurance. The Company provides each executive officer such disability, life and/or business travel and accident insurance as the Company in its sole discretion makes available to its other employees.

Automobile Allowance and Travel Reimbursement. The Company provides Messrs. Testa and Opalewski with an automobile allowance during the term of their employment with the Company and reimburses Mr. Redmond for travel expenses between his home in upstate New York and the Company’s corporate offices.

Policies with Respect to Equity Compensation Awards

The Company evaluates the allocation of equity awards to NEOs among stock option grants and restricted stock grants under the Company’s LTIP by reference to the broad-based Comparator Group discussed above. The Company grants all equity incentive awards based on the closing price as of the date of grant or the date immediately preceding the date of grant. The exercise price for stock option grants and similar awards is determined by looking at the quoted closing price on the NASDAQ on the date of grant or the date immediately preceding the date of grant. In addition to the annual equity grants described above, the Company may also make grants of equity incentive awards at the discretion of the Compensation Committee or the board of directors.

Summary Compensation Table for 2006

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non- Equity Incentive Plan Compensation ($)(4)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
William E. Redmond, Jr. President, Chief Executive Officer and Director	2006	620,000	177,400	310,133	181,042	642,600	—	7,999	1,939,174
Thomas B. Testa Vice President and Chief Financial Officer	2006	268,534	28,500	97,976	51,855	331,049	10,374	21,091	809,379
James Imbriaco Vice President, General Counsel and Secretary	2006	219,375	17,200	45,003	28,213	172,800	—	7,873	490,464
Robert D. Novo Vice President of Human Resources and Environmental Health And Safety	2006	275,333	15,200	122,883	46,072	214,800	691	9,205	684,184
Vincent J. Opalewski Vice President and General Manager Performance Chemicals Group	2006	229,424	42,600	39,659	31,212	205,039	9,961	16,913	574,808
Andrew P. Hines Former Vice President And Chief Financial Officer(7)	2006	270,231	—	(9,005)	(2,760)	—	—	92,033	350,499

(1)	The amounts in this column represent discretionary cash bonuses that were not granted pursuant to an incentive plan based on achievement of specific performance metrics.

(2)

This column represents the dollar amount recognized by the Company for financial statement reporting purposes of the fair value of restricted stock granted in 2006 and prior years under the Company’s 2003 Management and Directors’ Long Term Incentive Plan in accordance with FAS 123R, assuming no forfeitures. For restricted stock, fair value is calculated using the closing price of Company stock on the date of grant. For additional information, including any information regarding the assumptions made in the valuation of the awards, refer to note 12 of the Company financial statements in the Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC. The amounts set forth in this column reflect the Company’s accounting expense for these awards and do not correspond to the actual value that may be realized by the named executive officer receiving the award. See the Grants of Plan-Based Awards Table for additional information on awards granted in 2006.

(3)

This column represents the dollar amount recognized by the Company for financial statement reporting purposes of the fair value of stock options granted in 2006 and prior years under the Company’s 2003 Management and Directors’ Long Term Incentive Plan in accordance with FAS 123R, assuming no forfeitures. For additional information, including information regarding the assumptions used when valuing the stock options, refer to note 12 of the Company financial statements in the Form 10-K for the fiscal year ended December 31, 2006, as filed with the SEC. For information on the valuation assumptions used with respect to grants of stock options made prior to 2006, refer to note 2 of the Company financial statements in the Form 10-K as filed with the SEC for the respective fiscal year. The amounts set forth in this column reflect the Company’s accounting expense for these awards and do not correspond to the actual value that may be realized by the named executive officer receiving the awards. See the Grants of Plan-Based Awards Table for additional information on stock options granted in 2006.

(4)

This column represents cash awards to the NEO for 2006 performance under the Company’s Short Term Incentive Plan. Payment of awards earned for 2006 performance was made in March, 2007 under the Short Term Incentive Plan. In addition, the amounts for Messrs. Testa and Opalewski include cash incentive awards earned under the Company’s 2003 Management and Directors’ Long Term Incentive Plan of $59,549 and $47,639, respectively.

(5)

The amounts in this column represent the aggregate increase in the actuarial present value of the pension benefit for each named executive officer entitled to such a benefit. No named executive officer received preferential or above-market earnings on deferred compensation in 2006.

(6)

All Other Compensation for each named executive officer consists of 401(k) matching contributions paid by the Company and Group Term Life Insurance premiums paid by the Company on behalf of each named executive officer. In addition to the foregoing, for Messrs. Testa and Opalewski, the amounts include car allowances in the amount of $13,200 and $9,200, respectively.

(7)

Mr. Hines’ employment terminated effective September, 2006. Included in the Stock Awards and Option Awards columns are expense amounts reversed upon forfeiture of awards granted in prior years. Included in the All Other Compensation column is $90,000 of severance benefits that were paid to Mr. Hines during 2006. The severance is paid to Mr. Hines in installments of $15,000 on each of the Company’s payroll periods. Severance payments to Mr. Hines will cease in September, 2007. Mr. Hines forfeited all of his outstanding stock option and restricted stock awards upon his termination of employment because no awards were vested as of such date.

Grant of Plan-Based Awards During 2006

The plans under which the awards described in the following table were made include the Company’s Short Term Incentive Plan, pursuant to which the non-equity incentive plan awards were granted, and the GenTek Inc. 2003 Management and Directors’ Long Term Incentive Plan, pursuant to which the equity incentive plan awards were granted. These plans, including the performance metrics upon which awards were based, are generally described in the Compensation Discussion and Analysis preceding the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price Of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)
William E. Redmond, Jr.		269,000	473,000	827,000	(4)
	05/11/2006						31,026	26.92	271,167
	06/12/2006					20,684			569,224
Thomas B. Testa		107,000	189,000	330,000
	05/11/2006						5,773	26.92	50,456
	06/12/2006					3,849			105,924
	09/08/2006					5,009			150,220
James Imbriaco		76,000	133,000	233,000
	05/11/2006						4,458	26.92	38,963
	06/12/2006					2,970			81,734
Robert D. Novo		95,000	167,000	292,000
	05/11/2006						5,401	26.92	47,205
	06/12/2006					7,601			209,180
Vincent J. Opalewski		67,000	118,000	206,000
	05/11/2006						3,277	26.92	28,641
	09/08/2006					835			25,042
	09/12/2006					2,185			65,484
Andrew P. Hines(5)		103,000	180,000	315,000
	05/11/2006						5,383	26.92	47,047
	06/12/2006					3,589			98,769

(1)

These columns show the range of payouts targeted for 2006 performance under the Company’s Short Term Incentive Plan as described in the section titled “Performance-Based Short-Term Incentive Compensation” under the Compensation Discussion and Analysis. The bonuses earned for performance in 2006 and paid in 2007 were made based on the performance metrics described in the Compensation Discussion and Analysis and are shown in the Summary Compensation Table in the column titled “Non-equity Incentive Plan Compensation”.

(2)	Awards of restricted stock granted under the 2003 Management and Directors’ Long Term Incentive Plan. All awards of restricted stock are subject to a three year vesting schedule.

(3)

Awards of stock options granted under the 2003 Management and Directors’ Long Term Incentive Plan. All stock options are granted with exercise prices equal to the closing price of a share of Common Stock on the day immediately prior to or the day of the date of grant, are subject to a three year vesting schedule and expire ten years following the date of grant.

(4)

While Mr. Redmond’s employment agreement provides that he may be entitled to an annual cash incentive award of up to 200% of his base salary, the Short Term Incentive Plan provides for annual awards no greater than 131% of base salary. The amounts in this column do not reflect the maximum annual incentive award Mr. Redmond could be entitled to in excess of 131% of his base salary.

(5)	Mr. Hines forfeited the stock option and restricted stock awards he received in 2006 in connection with his termination of employment in September, 2006.

Outstanding Equity Awards at December 31, 2006

The following table provides information regarding the stock options and stock awards held by the named executive officers as of December 31, 2006, including the unexercised and unvested stock option awards and unvested restricted stock awards. The vesting dates for each grant of stock options and restricted stock are set forth in the footnotes following the table. For additional information regarding the stock options and stock awards set forth in the following table, see the section titled “Discretionary Long-Term Equity Incentive Awards” in the Compensation Discussion and Analysis.

Name	Option Awards				Stock Awards
					Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date
William E. Redmond, Jr.	20,307	40,614	11.08	05/26/2015	34,290	1,186,091
		31,026	26.92	05/11/2016
Thomas B. Testa	8,322	5,510	11.03	03/19/2014	11,409	394,637
	4,511	9,022	12.11	08/16/2015
		5,733	26.92	05/11/2016
James Imbriaco	2,807	5,616	12.11	08/16/2015	4,382	151,573
		4,458	26.92	05/11/2016
Robert D. Novo	7,608	3,805	11.03	03/19/2014	9,974	345,001
	4,305	8,610	12.11	08/16/2015
		5,401	26.92	05/11/2016
Vincent J. Opalewski	4,408	4,408	11.03	03/19/2014	4,386	151,712
	2,358	4,718	12.11	08/16/2015
		3,277	26.92	05/11/2016
Andrew P. Hines	—	—	—	—	—	—

(1)

All stock options vest 33.33% on each of the first three anniversaries of the grant date, respectively, and expire on the date shown in the Option Expiration Date column. The remaining vesting dates for unvested options held by each named executive officer are as follows:

•	Mr. Redmond: 20,307 vest on each of May 26, 2007 and May 26, 2008; and 10,342 vest on each of May 11, 2007, May 11, 2008 and May 11, 2009.

•	Mr. Testa: 5,510 vested on March 19, 2007; 4,511 vest on each of August 16, 2007 and August 16, 2008; 1,924 vest on each of May 11, 2007 and May 11, 2008; and 1,925 vest on May 11, 2009.

•	Mr. Imbriaco: 2,808 vest on each of August 16, 2007 and August 16, 2008; and 1,486 vest on each of May 11, 2007, May 11, 2008 and May 11, 2009.

•	Mr. Novo: 3,805 vested on March 19, 2007; 4,305 vest on each of August 16, 2007 and August 16, 2008; 1,800 vest on each of May 11, 2007 and May 11, 2008; and 1,801 vest on May 11, 2009.

•	Mr. Opalewski: 4,408 vested on March 19, 2007; 2,359 vest on each of August 16, 2007 and August 16, 2008; 1,092 vest on each of May 11, 2007 and May 11, 2008; and 1,093 vest on May 11, 2009.

(2)

All stock awards vest 33%, 33% and 34% on each of the first three anniversaries of the grant date, respectively. The remaining vesting dates for unvested shares held by each named executive officer are as follows:

•	Mr. Redmond: 6,701 vest on May 26, 2007; 6,905 vest on May 26, 2008; 6,825 vest on June 12, 2007; 6,826 vest on June 12, 2008; and 7,033 vest on June 12, 2009.

•

Mr. Testa: 283 vested on March 19, 2007; 1,117 vest on September 12, 2007; 1,151 vest on September 12, 2008; 1,270 vest on each of June 12, 2007 and June 12, 2008; 1,309 vest on June 12, 2009; 1,652 vest on September 8, 2007; 1,653 vest on September 8, 2008; and 1,704 vest on September 8, 2009.

•	Mr. Imbriaco: 695 vest on September 12, 2007; 717 vest on September 12, 2008; 980 vest on each of June 12, 2007 and June 12, 2008; and 1,010 vest on June 12, 2009.

•	Mr. Novo: 209 vested on March 19, 2007; 1,066 vest on September 12, 2007; 1,098 vest on September 12, 2008; 2,508 vest on each of June 12, 2007 and June 12, 2008; and 2,585 vest on June 12, 2009.

•

Mr. Opalewski: 227 vested on March 19, 2007; 561 vest on December 16, 2007; 578 vest on December 16, 2008; 275 vest on September 8, 2007; 276 vest on September 8, 2008; 284 vest on September 8, 2009; 721 vest on each of September 12, 2007 and September 12, 2008; and 743 vest on September 12, 2009.

(3)	The market value of the stock awards is based on the closing market price of a share of Common Stock as of December 29, 2006, which was $34.59.

Option Exercises and Stock Vested for 2006

The following table provides information for the named executive officers regarding the stock options each named executive officer exercised and the value realized, if any, and the number of shares of Common Stock each named executive officer acquired upon vesting of restricted stock awards and the value realized during 2006.

Name	Option Awards		Stock Awards
	Number of Securities Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
			Number of Shares Acquired On Vesting (#)	Values Realized On Vesting ($)(2)
William E. Redmond, Jr.(3)	0	0	7,452	209,589
Thomas B. Testa(4)	1,300	23,017	1,391	38,882
James Imbriaco(5)	0	0	694	20,758
Robert D. Novo(6)	0	0	8,269	176,006
Vincent J. Opalewski(7)	0	0	781	23,414

(1)	Value realized upon the exercise of each option was equal to the difference between the market price of a share of Common Stock on the date of exercise minus the exercise price of the option.

(2)	Value realized upon the vesting of a share of stock was equal to the market value of a share of Common Stock on the vesting date.

(3)

Mr. Redmond vested in the following shares of restricted stock: 6,701 shares of Common Stock with a market value of $27.58 on May 26, 2006; and 751 shares of Common Stock with a market value of $32.99 on November 15, 2006.

(4)

Mr. Testa exercised 1,300 stock options on June 5, 2006, 100 of which with a market price of $28.83 per share, 100 of which with a market price of $28.81 per share, 100 of which with a market price of $28.80 per share and 1,000 of which with a market price of $28.712 per share. Mr. Testa vested in the following shares of restricted stock: (i) 275 shares of Common Stock with a market value of $20.01 on March 19, 2006, and (ii) 1,116 shares of Common Stock with a market value of $29.91 on September 12, 2006.

(5)	Mr. Imbriaco vested in the following shares of restricted stock: 694 shares of Common Stock with a market value of $29.91 on September 12, 2006.

(6)

Mr. Novo vested in the following shares of restricted stock: (i) 7,000 shares of Common Stock with a market value of $20.01 on March 19, 2006, (ii) 204 shares of Common Stock with a market value of $20.01 on March 19, 2006, and (iii) 1,065 shares of Common Stock with a market value of $29.91 on September 12, 2006.

(7)

Mr. Opalewski vested in the following shares of restricted stock: 220 shares of Common Stock with a market value of $20.01 on March 19, 2006, and (ii) 561 shares of Common Stock with a market value of $33.89 on December 16, 2006.

Pension Benefits as of December 31, 2006

The following table quantifies the benefits expected to be paid from the General Chemical Corporation Salaried Employees Pension Plan (the “Pension Plan”), a frozen defined benefit pension plan maintained by a subsidiary of the Company, to certain named executive officers.

The frozen Pension Plan is a defined benefit plan that generally benefits full-time, salaried employees of the Company and its subsidiaries. A participating employee’s annual retirement benefit is determined by the employee’s frozen credited service under the Pension Plan and frozen average annual earnings. Annual earnings include principally salary, overtime and short-term incentive compensation. Notwithstanding the freezing of the benefits, the Pension Plan provides that a participating employee’s right to receive benefits becomes fully vested after five years of service. Under the Pension Plan, benefits are adjusted by a portion of the social security benefits received by participants. Benefits under the Pension Plan were frozen for all participants, effective April 1, 2004, and no employees were allowed to begin participating in the Pension Plan after such date. The Pension Plan, and the benefits payable to the named executive officers identified below, are described in the section of the Compensation Discussion and Analysis titled “Defined Benefit Pension Plans.”

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Thomas B. Testa	General Chemical Corporation Salaried Employees Pension Plan	13	190,799	—
Robert D. Novo	General Chemical Corporation Salaried Employees Pension Plan	1	12,695	—
Vincent J. Opalewski	General Chemical Corporation Salaried Employees Pension Plan	13	183,200	—

(1)	Years of credited services as well as credited compensation were frozen as of April 1, 2004.

(2)

This column represents the actuarial present value of accumulated benefits under the plan, computed as for the latest annual audited financial statements of the Company. The actuarial present value was calculated in accordance with the method and with the same assumptions outlined in footnote 7 to the Company’s financial statements.

Executive Benefits and Payments Upon Termination

Messrs. Redmond and Imbriaco (and Mr. Hines whose employment with the Company terminated in September, 2006) receive payments upon termination of employment pursuant to each executive’s employment, letter and severance agreement, respectively, which amount may increase if the termination is connected with a change of control of the Company or a business sale of Company assets. All other NEOs receive payments upon termination of employment pursuant to the Company’s Key Employee Retention Plan (the “KERP”). All NEOs participate in the LTIP, which provides for accelerated vesting of stock options and restricted stock awards upon a change of control of the Company or termination of employment following a business sale of Company assets. Except as described below, none of the NEOs have entered into any plans, arrangements or agreements with the Company providing for payments upon termination of employment, change of control of the Company, or a business sale of Company assets, other than payments generally available to all salaried employees that do not discriminate in scope, terms or operation in favor of the executive officers of the Company.

Termination of Employment Not in Connection with a Change of Control or Business Sale

•  Mr. Redmond

If the employment of Mr. Redmond is terminated by the Company without cause or is terminated by Mr. Redmond for good reason (as such terms are defined in Mr. Redmond’s employment agreement), and such termination is not connected with a change of control of the company or business sale of Company assets, Mr. Redmond is entitled to receive: (i) a lump-sum payment equal to two times his annual base salary as of the date of termination, subject to his execution of a general release of claims, (ii) two years of continued coverage under the Company’s medical and other health plans in which he participated immediately prior to his date of termination; and (iii) two years of continued membership in the Company’s perquisite programs in which he participated immediately prior to his date of termination (e.g., reimbursements for certain medical expenses).

•  Mr. Imbriaco

If the Company terminates the employment of Mr. Imbriaco for any reason other than cause he is entitled to receive, subject to executing a general release of claims: (i) a severance payment equal to his annual base salary, payable over twelve months after the date of his termination, and (ii) twelve months of continued coverage under the medical and other health plans sponsored by the Company. Mr. Imbriaco is subject to non-competition and non-solicitation covenants for twelve months following his termination of employment for any reason.

•  Mr. Hines

Mr. Hines, whose employment with the Company terminated in September, 2006, is currently receiving severance payments in accordance with his employment arrangement. The severance payments Mr. Hines received in 2006 are reflected in the “All Other Compensation” column of the Summary Compensation Table.

•  All Other NEOs

Pursuant to the KERP, if the employment of any participant is terminated (i) by the Company for any reason other than cause, (ii) by the participant for good reason, or (iii) due to the participant’s death or disability (as such terms are defined in the KERP), the participant (or his beneficiary) is entitled to receive a lump-sum cash payment ranging from six months to twenty-four months of his annual salary on the termination date, depending on the identity of the participant. In addition, the participant will continue to be covered by all life, health care, medical and dental insurance plans and programs (excluding disability) for a period of time equal to the number of months of his severance payment. Receipt of payments and benefits under the KERP is subject to the execution and delivery to the Company of a general release of claims and a non-competition and non-solicitation agreement.

•  LTIP

In the event of the death or disability of a participant in the LTIP (as such term is defined in the LTIP), all outstanding stock options and restricted stock awards under the LTIP will automatically become fully vested.

Change of Control

•  LTIP

In the event of a change of control of the Company (as such term is defined in the LTIP), all outstanding stock options and restricted stock awards under the LTIP will automatically become fully vested.

•  Mr. Redmond

In the event that the Company terminates the employment of Mr. Redmond without cause or Mr. Redmond terminates his employment for good reason within three months prior to or twelve months following a change of control of the Company (as such terms are defined in the Mr. Redmond’s employment agreement), then Mr. Redmond is entitled to receive the following payments and benefits (collectively, the “Change of Control Benefits”): (i) a severance payment equal to three times his annual base salary as of the date of termination, subject to his execution of a general release of claims; (ii) accelerated vesting of any outstanding restricted stock awards under the LTIP; (iii) three years of continued coverage under the Company’s medical and other health plans in which he participated immediately prior to his date of termination; and (iv) three years of continued membership in the Company’s perquisite programs in which he participated immediately prior to his date of termination (e.g., reimbursements for certain medical expenses). Mr. Redmond is subject to non-competition and non-solicitation covenants for two years following his termination of employment for any reason.

Business Sale of Company Assets

•  LTIP

In the event that the Company terminates the employment of an NEO without cause at the time of or following a business sale of Company assets (as such term is defined in letter agreements with NEOs), all stock options and restricted stock awards held by such NEO and outstanding immediately prior to termination of employment will become fully vested.

•  Mr. Redmond

In the event that the Company terminates the employment of Mr. Redmond without cause at the time of or following a business sale of Company assets (as such term is defined in letter agreement with Mr. Redmond), then Mr. Redmond is entitled to receive the Change of Control Benefits, and full and immediate vesting of all outstanding equity awards held by Mr. Redmond to the extent outstanding immediately prior to the date of termination.

Potential Payments Upon Termination of Employment, Change of Control of the Company, or a Business Sale of Company Assets

The following table provides the potential payments that each NEO would be entitled to receive upon certain terminations of employment and upon certain terminations of employment in connection with a change of control of the Company or a business sale of Company assets, assuming that (i) such termination occurred on December 31, 2006, and (ii) the price per share of Company common stock subject to the equity awards equals $34.59, the closing market price on December 29, 2006.

Name	Description	Voluntary($)	Involuntary for Cause($)	Involuntary Without Cause($)	Voluntary for Good Reason($)	Without Cause or for Good Reason related to a Change of Control or Business Sale($)
William E. Redmond, Jr.	Severance Cost	—	—	1,260,000	1,260,000	1,890,000
	Value of Benefits Continuation(1)	—	—	27,500	27,500	41,250
	Stock Options Accelerated Vesting(2)	—	—	—	—	1,192,805
	Restricted Stock Accelerated Vesting(3)	—	—	—	—	1,186,091
Thomas B. Testa	Severance Cost	—	—	600,000	600,000	600,000
	Value of Benefits Continuation	—	—	22,700	22,700	22,700
	Stock Options Accelerated Vesting	—	—	—	—	376,602
	Restricted Stock Accelerated Vesting	—	—	—	—	394,637
James Imbriaco	Severance Cost	—	—	222,000	—	222,000
	Value of Benefits Continuation	—	—	10,400	—	10,400
	Stock Options Accelerated Vesting	—	—	—	—	160,441
	Restricted Stock Accelerated Vesting	—	—	—	—	151,573
Robert D. Novo	Severance Cost	—	—	556,000	556,000	556,000
	Value of Benefits Continuation	—	—	22,600	22,600	22,600
	Stock Options Accelerated Vesting	—	—	—	—	324,624
	Restricted Stock Accelerated Vesting	—	—	—	—	345,001
Vincent J. Opalewski	Severance Cost	—	—	250,000	250,000	250,000
	Value of Benefits Continuation	—	—	11,200	11,200	11,200
	Stock Options Accelerated Vesting	—	—	—	—	235,048
	Restricted Stock Accelerated Vesting	—	—	—	—	151,712
Andrew P. Hines(4)	Severance Cost	—	—	360,000	—	—
	Value of Benefits Continuation	—	—	7,400	—	—
	Stock Options Accelerated Vesting	—	—	—	—	—
	Restricted Stock Accelerated Vesting	—	—	—	—	—

(1)

All amounts represent the value of benefits continuation based on the individual’s current coverage and the current cost to the Company. Additionally, Mr. Redmond’s amount also includes $5,000 per year for coverage of out of plan medical expenses, representing the maximum amount that he would be entitled to pursuant to the terms of his employment agreement.

(2)

Represents the intrinsic value of the unvested stock options calculated by taking the aggregate fair market value, as of December 29, 2006, of the common stock subject to stock options with accelerated vesting, and subtracting the aggregate exercise price of such stock options.

(3)

Represents the intrinsic value of the unvested restricted stock awards calculated by taking the aggregate fair market value of the restricted stock awards subject to accelerated vesting as of December 29, 2006.

(4)	Mr. Hines’ employment was terminated in September, 2006. These amounts represent the amount of severance and benefit continuation he was entitled to as of the date of his termination of employment.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Report of the Compensation Committee shall not be incorporated by reference into any of the Company’s future filings made under the SEC and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.

The Compensation Committee has reviewed and discussed the Company’s 2006 Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Committee has approved the 2006 Compensation Discussion and Analysis for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, as amended, and this Proxy Statement. This report is provided by the following independent directors, who comprise the Compensation Committee:

Kathleen R. Flaherty, Chairperson
Henry L. Druker

Compensation Committee Interlocks and Insider Participation

In 2006, there were no interlocking relationships existing between the Company’s Board of Directors or compensation committee of any other company.

PROPOSAL NO. 2

APPROVAL OF AMENDED AND RESTATED 2003 MANAGEMENT AND DIRECTORS INCENTIVE PLAN

The Company adopted the 2003 Management and Directors Incentive Plan (the “2003 Plan”) effective November 10, 2003, the date on which the Company’s Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code became effective. Under the terms of the 2003 Plan, any full or part-time employee, officer or director of the Company or any of its subsidiaries are eligible to participate and receive incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, performance share awards (which may be settled in cash), dividend equivalent rights or any “other stock-based awards” (defined to include any awards that are valued in whole or in part by reference to, or are otherwise based on the fair market value of our Common Stock). The 2003 Plan provides, in the aggregate, 1,000,000 shares of our Common Stock, subject to equitable adjustment under certain circumstances, for issuance to participants. The Compensation Committee has the authority to select participants and determine grants of awards. As of March 31, 2007, there were 286,635 shares of our Common Stock available for issuance under the Plan. On March 8, 2007, our Board of Directors approved, subject to stockholder approval, an increase in the total number of shares of our common stock available under the 2003 Plan by 750,000 shares to 1,750,000 shares.

We are proposing that the stockholders approve the amended and restated 2003 Plan, since there are only 286,635 shares remaining under the 2003 Plan. This will allow the company to continue to offer long term incentives to certain key executives which both align management interests with those of shareholders and provide a highly retentive feature to senior executive compensation, on an uninterrupted basis.

A general description of the principal terms of the amended and restated 2003 Management and Directors Incentive Plan (the “Plan”) is set forth below. The description is qualified in its entirety by the terms of the Plan, a copy of which is attached to this Proxy Statement as Annex A, and is incorporated herein by reference.

Purpose

The purpose of the Plan is to encourage and enable officers, employees and directors of the Company and its subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The Plan provides authority to grant stock options, stock appreciation rights, restricted stock, performance share awards dividend equivalent rights and other stock-based awards, each as described below (collectively, “awards”). As amended, the Plan provides that an aggregate one million seven hundred and fifty thousand (1,750,000) shares of common stock of the Company will be reserved for issuance under the Plan, subject to adjustment for certain events. Such shares may be authorized but unissued shares or shares reacquired by the Company.

ELIGIBILITY

Under the terms of the Plan, awards may be granted to employees, including officers and non-employee directors, of the Company and its affiliates. The committee that administers the Plan (as described below) has the authority to select those individuals who will receive an award under the Plan.

ADMINISTRATION

The Plan is administered by the Compensation Committee of the Board of Directors of the Company (or any other committee so designated by the Board of Directors, which is composed of two

(2) or more persons who are “non-employee directors” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934. In the absence of action by a committee of the Board of Directors to administer the Plan, the Plan will be administered by the Board of Directors.

The Committee has the power and authority to grant awards consistent with the terms of the Plan, including the power and authority: (i) to select the officers, employees or directors of the Company and its Subsidiaries to whom awards may from time to time be granted; (ii) to determine the time or times of grant and the type of award; (iii) to determine the number of shares of Stock to be covered by any award; (iv) to determine and modify from time to time the terms and conditions, including restrictions of any award, which terms and conditions may differ among individual awards and Participants, and to approve the forms of award agreements; (v) to accelerate at any time the exercisability or vesting of all or any portion of any award or to waive terms and conditions of any award at any time; and (vi) subject to the provisions of the Plan, to extend at any time the period in which stock options may be exercised.

SHARES SUBJECT TO THE PLAN

As amended, the Company has reserved an aggregate 1,750,000 shares of common stock of the Company (“Stock”) for issuance under the Plan. The Stock available for issuance under the Plan may be authorized and unissued shares or shares reacquired by the Company. If an outstanding award is forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise), then the shares covered by such award, or to which such award relates, or the number of shares otherwise counted against the aggregate number of shares with respect to which awards may be granted, will become available for subsequent grants. The Plan limits to 100,000 the number of shares of Stock with respect to which awards may be granted to a Participant in any calendar year.

TYPES OF AWARDS

There are generally six types of awards that may be granted under the Plan: (i) options (including both incentive stock options within the meaning of Section 422 of the Code and non-qualified options, which are options that do not qualify as incentive stock options); (ii) stock appreciation rights; (iii) restricted stock; (iv) performance share awards; (v) dividend equivalents rights and (vi) stock-based awards. Each award will be evidenced by an award agreement which will be delivered to the participant and will specify the terms and conditions of the award and any rules applicable to the award, including, but not limited to, any rules related to a change in control of the Company.

Options

Options entitle the holder (sometimes referred to in this summary as an “optionee”) to purchase shares of Stock during a specified period at a purchase price specified by the Committee. Stock options granted under the Plan may be either incentive stock options or non-qualified stock options. A more complete description of the differences between incentive stock options and non-qualified stock option can be found under “Certain Federal Tax Consequences.”

The purchase, or exercise, price of a non-qualified stock option and an incentive stock option may not be less than the fair market value per share of Stock as of the date of grant, but if the optionee is a ten percent shareholder, the exercise price of an incentive stock option may not be less than 110% of the fair market value per share of Stock on the date of grant.

The applicable award agreement will specify the times at which each option will be exercisable and the terms and conditions of the exercise. The committee may impose conditions with respect to the exercise of options, including conditions relating to the application of federal or state securities laws.

Unless otherwise determined by the Committee, upon a termination of employment as a result of the optionee’s death or disability, all unvested options shall terminate immediately and all vested options shall remain exercisable for a period of twelve (12) months or until the expiration of the term of the option, whichever is earlier. Unless otherwise determined by the Committee, if an optionee’s employment is terminated for “cause” (as defined in the Plan), then all vested and unvested options shall terminate immediately. Unless otherwise determined by the Committee, upon a termination of employment for any reason other than death, disability or for cause, all unvested options shall terminate immediately and all unvested options shall remain exercisable for a period of ninety (90) days or until the expiration of the term of the option, whichever is earlier. For purposes of this general description, any reference to termination of employee shall, in the case of a participant who is a non-employee director, mean the termination of such participant’s membership on the Board of Directors.

Stock Appreciation Rights

The Committee may grant stock appreciation rights in relation to an option grant (a “related stock appreciation right”) or independently of an option grant (an “unrelated stock appreciation right”) in such amounts and subject to such terms and conditions as it determines from time to time. Upon surrender of any stock appreciation right, the participant is entitled to receive an amount equal to the excess of the aggregate fair market value of the shares subject to the portion of the stock appreciation right surrendered (determined as of the exercise date), over the aggregate appreciation base of the shares subject to the portion of stock appreciation right surrendered. A related stock appreciation right may be surrendered for payment only to the extent that the related option is then exercisable and an unrelated stock appreciation right may be surrendered for payment only to the extent it is exercisable. Upon any exercise of a related stock appreciation right or any portion thereof, the number of shares subject to the related option will be reduced by the number of shares in respect of which the related stock appreciation right is exercised.

Restricted Stock

Restricted stock awards consist of a grant of shares of restricted common stock of the Company. The Committee will determine the participants to whom restricted stock will be granted, the number of shares of restricted stock to be granted to each participant, the restrictions applicable to such an award, the conditions under which the restricted stock may be forfeited to the Company, and the other terms and conditions of such awards. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable award agreement. Dividends paid on any shares of restricted stock may be paid directly to the participant or may be reinvested in additional shares, as determined by the Committee in its sole discretion. The award agreement will specify if and to what extent the participant shall be entitled to stockholder rights in respect of such restricted stock.

Performance Share Awards

A performance share award is an award that may be granted in a manner that is intended to be deductible by the Company under Section 162(m) of the Code. The Committee may make performance share awards independent of or in connection with the granting of any other award under the Plan and may be granted to those individuals eligible to participate in the Plan, as determined by the Committee. As determined by the Committee in its sole discretion, either the granting or vesting of the performance share awards shall be based on achievement of growth rates in one (1) or more business criteria and/or on achievement of specified goals. The Committee in its sole discretion will determine whether and to whom performance share awards shall be made, the growth rates in one or more business criteria that apply to an individual Participant and/or performance goals applicable under each such award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded performance shares. A Participant receiving a performance share award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan, if any, and not with respect to shares subject to the award but not actually received by the Participant.

The business criteria upon which performance share awards may vest includes any of the following: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share of Stock; (v) book value per share of Stock; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its subsidiaries or one or more of it or their divisions or units, or any combination of the foregoing.

Except as may otherwise be provided by the Committee, a participant’s rights in all performance share awards will automatically terminate upon the participant’s termination of employment with the Company and its subsidiaries for any reason whatsoever.

Dividend Equivalent Rights

A dividend equivalent right is an award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the dividend equivalent right (or other award to which it relates) if such shares were held by the recipient. A dividend equivalent right may be granted as a component of a restricted stock award or another stock-based award or as a freestanding award. The terms and conditions of dividend equivalent rights will be specified in the award agreement including whether the dividend equivalents credited to the holder are to be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at fair market value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend equivalent rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments, as determined by the Committee.

Other Stock-Based Awards

The Committee may grant other awards valued in whole or in part by reference to, or otherwise based on, Stock either alone or in addition to other awards under the Plan. Subject to the provisions of the Plan, the committee has the sole discretion to determine the persons to whom and the time or times at which such other stock-based awards will be granted, the number of shares of Stock to be made subject to such other stock-based awards, and all other terms and conditions of such other stock-based awards.

ADJUSTMENT UPON UNUSUAL OR NONRECURRING EVENTS

Upon the occurrence of a change of control (as defined in the Plan), unless otherwise determined by the Committee, each outstanding stock option and restricted stock award shall automatically become fully exercisable.

Upon consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity, or in the event of a liquidation of the Company, the Board of Directors, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding stock options and stock appreciation rights: (i) provide that such stock options shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised stock options and stock appreciation rights will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (iii) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for the cancellation of stock options and stock appreciation rights in exchange for a cash payment to the Participant for each stock option and stock appreciation right held by the Participant equal to the excess, if any, of (A) the value (as determined by the Committee) of the consideration payable per share of Stock pursuant to the business combination times the number of shares of Stock subject to such outstanding stock option and stock appreciation right over (B) the exercise price of such outstanding stock option and stock appreciation right times the number of shares of Stock subject to such outstanding stock option and stock appreciation right.

PAYMENT OF TAXES

Whenever shares of common stock of the Company are to be delivered pursuant to an award, the Company has the right to require the participant to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements related thereto. The Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due or transfer made to the participant.

A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any award a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the Participant with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due.

AMENDMENT, TERMINATION AND TERM

The Board of Directors may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding award (or provide substitute awards at the same exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended award if it were then initially granted under the Plan). However, no such action may adversely affect rights under any outstanding award without the holder’s consent. If and to the extent determined by the Committee to be required by the rules of any national exchange or quotation system on which Stock is traded, the Plan and/or Plan amendments will be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. No award will be granted pursuant to the Plan later than the tenth (10th) anniversary of the Effective Date.

AWARDS GRANTED TO CERTAIN INDIVIDUALS AND GROUPS

The number of options, restricted stock or other awards (if any) that an employee may receive under the Plan is in the discretion of the Committee and therefore cannot be determined in advance. The following table sets forth the total number of GenTek shares subject to options and restricted stock granted under the Plan to the listed persons and groups since the beginning of fiscal 2006 through March 31, 2007 and the average per share exercise price of the options.

Options and Restricted Stock Granted to Certain Individuals and Groups
from the Beginning of Fiscal 2006 through March 31, 2007

Name and Position	Number of Options Granted	Average Per Share Exercise Price of Options	Number of Shares of Restricted Stock Granted
William E. Redmond, Jr. President and Chief Executive Officer	31,026	$26.92	20,684
Thomas B. Testa Vice President & Chief Financial Officer	5,773	$26.92	8,858
James Imbriaco Vice President, General Counsel & Secretary	4,458	$26.92	2,970
Robert D. Novo Vice President Human Resources and Environmental Health & Safety	5,401	$26.92	7,601
Vincent J. Opalewski Vice President, General Manager General Chemical Performance Products	3,277	$26.92	3,020
Andrew P. Hines Vice President, Chief Financial Officer	5,383	$26.92	3,589
All current executive officers, as a group	62,451	$26.92	55,267
All directors who are not executive officers, as a group	0	N/A	9,226
All employees who are not executive officers, as a group	35,277	$26.92	33,411

Our executive officers and non-employee directors have a financial interest in this proposal because it would increase the number of shares available for issuance under the Plan. For fiscal 2006, all of the options and restricted stock granted had time-based vesting.

CERTAIN FEDERAL TAX CONSEQUENCES

The following discussion is intended only as a brief summary of the federal income tax rules relevant to stock options, appreciation rights, performance awards, restricted stock, and supplemental cash payments. These rules are highly technical and subject to change. The following discussion is limited to the federal income tax rules relevant to us and to the individuals who are citizens or residents of the United States. The discussion does not address the state, local, or foreign income tax rules relevant to stock options, appreciation rights, performance awards, restricted stock, and supplemental cash payments. Employees are urged to consult their personal tax advisors with respect to the federal, state, local, and foreign tax consequences relating to stock options, appreciation rights, performance awards and restricted stock.

Non-statutory Stock Options. A participant who is granted a non-statutory stock option recognizes no income upon grant of the option. At the time of exercise, however, the optionee recognizes compensation income equal to the difference between the exercise price and the fair market value of the GenTek shares received on the date of exercise. This income is subject to income and employment tax withholding. The Company is generally entitled to an income tax deduction corresponding to the compensation income that the optionee recognizes.

When an optionee disposes of common stock received upon the exercise of a non-statutory stock option, the optionee will recognize capital gain or loss equal to the difference between the sales proceeds received and the optionee’s basis in the stock sold. We will not receive a deduction for any capital gain recognized by the optionee.

ISOs. A participant who is granted an ISO recognizes no income upon grant or exercise of the option. However, the excess of the fair market value of GenTek shares on the date of exercise over the option exercise price is an item includible in the optionee’s alternative minimum taxable income. The IRS may require the optionee to pay an alternative minimum tax even though the optionee receives no cash upon exercise of the ISO that the optionee can use to pay such tax.

If an optionee holds the common stock acquired upon exercise of the ISO for at least two years from the date of grant and at least one year following exercise (the “Statutory Holding Periods”), the IRS taxes the optionee’s gain, if any, upon a subsequent disposition of such common stock, as capital gain. If an optionee disposes of common stock acquired through the exercise of an ISO before satisfying the Statutory Holding Periods (a “Disqualifying Disposition”), the optionee may recognize both compensation income and capital gain in the year of disposition. The amount of the compensation income generally equals the excess of (1) the lesser of the amount realized on disposition or the fair market value of the common stock on the exercise date over (2) the exercise price. This income is subject to income (but not employment) tax withholding. The balance of the gain that the optionee realizes on such a disposition, if any, is long-term or short-term capital gain depending on whether the common stock has been held for more than one year following exercise of the ISO.

If any optionee pays the exercise price of an ISO in whole or in part with previously-owned shares that were acquired upon the exercise of an ISO and that have not been held for the Statutory Holding Periods, the optionee will recognize compensation income (but not capital gain) under the rules applicable to Disqualifying Dispositions.

The Company is not entitled to any deduction with respect to the grant or exercise of an ISO or the optionee’s subsequent disposition of the shares acquired if the optionee satisfies the Statutory Holding Periods. If these holding periods are not satisfied, we are generally entitled to a deduction in the year the optionee disposes of the common stock in an amount equal to the optionee’s compensation income.

Tax Treatment of Capital Gains. The maximum federal income tax rate applied to capital gains realized on a taxable disposition of common stock a participant holds as a capital asset will be (1) 15% if such common stock is held by the participant for more than 12 months and (2) the rate that applies to ordinary income (i.e., a graduated rate up to a maximum of 35%) if the participant holds the common stock for no more than 12 months.

Appreciation Rights. A participant who is granted an appreciation right recognizes no income upon grant of the appreciation right. At the time of exercise, however, the participant recognizes compensation income equal to any cash received and the fair market value of any GenTek common stock received. This income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

Restricted Stock. Restricted stock is subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code. A participant to whom we grant restricted stock may make an election under Section 83(b) of the Code (a “Section 83(b) Election”) to have the grant taxed as compensation income at the date of receipt, resulting in the IRS taxing any future appreciation (or depreciation) in the value of the shares of common stock that we grant as capital gain (or loss) upon a subsequent sale of the shares. Such an election must be made within 30 days of the date that we grant the restricted stock.

However, if a participant does not make a Section 83(b) Election, then the grant shall be taxed as compensation income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless the participant makes a Section 83(b) Election, any dividends that we pay on common stock subject to the restrictions constitutes compensation income to the participant and compensation expense to us. Any compensation income the participant recognizes from a grant of restricted stock is subject to income and employment tax withholding. We are generally entitled to an income tax deduction for any compensation income taxed to the participant.

Performance Awards. The grant of a performance award does not generate taxable income to a participant or an income tax deduction to us. Any cash and the fair market value of any GenTek common stock received as payment in respect of a performance award will constitute ordinary income to the participant. The participant’s income is subject to income and employment tax withholding. We are generally entitled to an income tax deduction corresponding to the ordinary income that the participant recognizes.

The Board of Directors recommends a vote FOR approval of the Amended and Restated 2003 Management and Directors Incentive Plan appearing as Proposal No. 2 on the accompanying proxy or voting instruction card.

PERFORMANCE GRAPH

In accordance with the rules of the SEC, this section entitled “Performance Graph” shall not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, and shall not be deemed to be soliciting material or to be filed under the Securities Act or the Exchange Act.

The following graph illustrates the cumulative total stockholder return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on November 11, 2003 (the first trading day of the Company’s Common Stock following the Effective Date) in each of: (i) GenTek Inc. Common Stock, (ii) the Russell 2000 Index, (iii) the Standard & Poor’s MidCap Auto Components Index, and (iv) the Standard & Poor’s SmallCap Chemicals Index.

GenTek Indexed Performance

	11/11/2003	12/31/2003	12/31/2004	12/31/2005	12/31/2006
GenTek (GETI)	100.00	99.72	147.02	159.94	309.41
Russell 2000 Index	100.00	105.57	125.03	130.81	154.94
S&P MidCap Auto Components Index	100.00	111.27	112.82	95.30	92.47
S&P SmallCap Chemicals Index	100.00	114.69	138.00	108.48	132.10

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table provides, as of March 28, 2007, information regarding the beneficial ownership of our Common Stock by (a) each of our named executive officers, directors and nominees, (b) our directors and executive officers as a group, and (c) each person known by us to be the beneficial owner of more than 5% of our Common Stock.

For purposes of this Proxy Statement a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(i) voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or

(ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of our Common Stock.

A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)
	Number of Shares		Percentage of Class(2)
David Abrams	2,098,433	(3)	17.91%
Pamet Capital Management, LP	2,098,433	(3)	17.91%
Pamet Capital Management, LLC	2,098,433	(3)	17.91%
Abrams Capital, LLC	1,947,378	(3)	16.76%
Abrams Capital Partners II, LP	1,518,570	(3)	13.38%
Chesapeake Partners Management Co., Inc.	1,007,938	(4)	9.71%
Tontine Capital Partners, L.P.	973,800	(5)	9.38%
Tontine Capital Management, L.L.C.	973,800	(5)	9.38%
Jeffrey L. Gendell	973,800	(5)	9.38%
Bear Stearns Asset Management Inc.	961,308	(6)	9.26%
Hawkeye Capital/Richard A. Rubin	896,767	(7)	8.64%
Samuel R. Shapiro	870,322	(8)	8.38%
Shapiro Capital Management Company, Inc.	870,322	(8)	8.38%
Mark McGrath	605,318	(9)	5.83%
Henry L. Druker	33,022		*
Kathleen R. Flaherty	6,377		*
James Imbriaco	10,977	(10)	*
John G. Johnson, Jr.	8,607		*
John F. McGovern	8,557		*
Robert D. Novo	31,543	(11)	*
Vincent Opalewski	18,913	(12)	*
William E. Redmond, Jr.	78,209	(13)	*
Richard A. Rubin	896,767	(7)	8.64%
Thomas B. Testa	35,282	(14)	*
All directors and executive offices as a group (12 individuals)	1,171,522		11.20%

Footnotes to Security Ownership Table

(1)	Unless otherwise indicated, the business address for each person or entity listed is 90 East Halsey Road, Parsippany, New Jersey 07054.

(2)

Percentage beneficial ownership of our Common Stock is based on 10,381,327 shares of Common Stock issued and outstanding as of March 28, 2007, and in the case of an individual or entity that has the right to acquire beneficial ownership of shares of Common Stock within 60 days of January 31, 2007, the percentage beneficial ownership for such individual or entity is based on 10,381,327 shares of Common Stock as increased to reflect the acquisition of such shares of Common Stock.

(3)

Based solely on the amended Schedule 13G filed with the SEC on February 13, 2007. Shares reported herein for Abrams Capital Partners II, L.P. (“ACP II”) represent 549,374 shares of common stock and an aggregate of 969,196 shares issuable upon the exercise of Tranche B Warrants and Tranche C Warrants beneficially owned by ACP II. Shares reported herein for Abrams Capital, LLC represent (i) the above-referenced shares beneficially owned by ACP II and (ii) an aggregate of 161,600 shares of common stock and an aggregate of 267,208 shares issuable upon the exercise of Tranche B and Tranche C Warrants beneficially owned by certain private investment funds. Abrams Capital, LLC is the general partner of ACP II and of such private investment funds. Shares reported herein for David Abrams, Pamet Capital Management, L.P. (“Pamet LP”) and Pamet Capital Management, LLC (“Pamet LLC”) represent (i) the above-referenced shares beneficially owned by Abrams Capital, LLC and (ii) 52,100 shares of common stock and an aggregate of 98,955 shares issuable upon the exercise of Tranche B and Tranche C Warrants beneficially owned by certain private investment funds of which Pamet LP is investment manager and, in some cases, of which Abrams Capital, LLC is general partner. Pamet LLC is the general partner of Pamet LP. Mr. Abrams is the managing member of Abrams Capital, LLC and

Pamet LLC. Each of the Tranche B Warrants and Tranche C Warrants is exercisable for a number of shares equal to the product of the face number of such warrant times 3.2275. Each of the Reporting Persons disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. The principal offices of each of Abrams Capital Partners II, L.P., Abrams Capital, LLC, Pamet Capital Management, L.P., Pamet Capital Management, LLC, and David Abrams are located at 222 Berkeley Street, 22nd Floor, Boston, Massachusetts 02116.

(4)

Based solely on the Schedule 13G filed with the SEC on February 14, 2006. Chesapeake Partners Management Co., Inc. (“Chesapeake”) may be deemed to be the beneficial owner of 1,007,938 shares. This amount consists of (A) 537,120 shares held for the account of Chesapeake Partners Limited Partnership, and (B) 470,818 shares held for the account of Chesapeake Partners International Ltd. The principal offices of Chesapeake are located at 1829 Reisterstown Road, Suite 420, Baltimore, Maryland 21208.

(5)

Based solely on the Schedule 13G/A filed with the SEC on January 17, 2007. The principal offices of each of Tontine Capital Partners, L.P., Tontine Capital Management, L.L.C., and Jeffrey L. Gendell are located at 55 Railroad Avenue, Greenwich, Connecticut 06830.

(6)	Based solely on the Schedule 13G/A filed with the SEC on April 13, 2007. The principal office of Bear Stearns Asset Management Inc. is located at 383 Madison Avenue, New York, New York 10179.

(7)

Based on Form 4 for Richard Rubin filed with the SEC on December 4, 2006. Mr. Rubin disclaims beneficial ownership of 895,159 shares which are beneficially owned by Mr. Rubin and Hawkeye Capital Management LLC, of which Mr. Rubin is the managing member.

(8)

Based solely on the Schedule 13G filed with the SEC on January 9, 2006. The principal business address for Mr. Shapiro and Shapiro Capital Management Company, Inc. is 3060 Peachtree Road, Suite 1555 N.W., Atlanta, Georgia 30305. One or more of Shapiro Capital Management Company, Inc.’s advisory clients is the legal owner of the securities. Shapiro Capital Management Company, Inc. has the authority to authorize the voting and disposition of the shares. Samuel R. Shapiro is the president, a director and majority shareholder of Shapiro Capital Management Company, Inc., in which capacity he exercises dispositive and voting power over the securities reported by Shapiro Capital Management Company, Inc. Mr. Shapiro, therefore, may be deemed to have indirect beneficial ownership over such securities. Mr. Shapiro disclaims beneficial ownership of all the securities owned by Shapiro Capital Management Company, Inc.

(9)

Based solely on the Schedule 13G/A filed with the SEC on February 15, 2006. Mr. McGrath has the sole voting power and the sole dispositive power of the 605,318 shares of Common Stock. The principal offices of Mark McGrath are located at 610 Fifth Avenue, Suite 305, New York, New York 10020.

(10)	Includes outstanding options to purchase 2,807 shares of Common Stock, which were exercisable as of January 31, 2007, or which became exercisable within 60 days from such date.

(11)	Includes outstanding options to purchase 4,305 shares of Common Stock, which were exercisable as of January 31, 2007, or which became exercisable within 60 days from such date.

(12)	Includes outstanding options to purchase 11,174 shares of Common Stock, which were exercisable as of January 31, 2007, or which became exercisable within 60 days from such date.

(13)	Includes outstanding options to purchase 18,307 shares of Common Stock, which were exercisable as of January 31, 2007, or which became exercisable within 60 days from such date.

(14)	Includes outstanding options to purchase 18,343 shares of Common Stock, which were exercisable as of January 31, 2007, or which became exercisable within 60 days from such date.

* Amount represents less than 1% of our outstanding Common Stock.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires directors and executive officers and persons, if any, owning more than ten percent of a class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our equity and equity derivative securities. We assist our directors and officers in monitoring transactions and filing the appropriate Section 16 reports on their behalf.

Based solely upon a review of the copies of such reports and written representations from reporting persons, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent stockholders were complied with on a timely basis for the year ended December 31, 2006.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS PROPOSED INDEPENDENT AUDITOR

Deloitte & Touche LLP, independent certified public accountants, served as independent auditors for us and our subsidiaries for the fiscal year ended December 31, 2003. The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP to be our independent auditors for the fiscal year ending December 31, 2007 and has further directed that the selection of the independent auditors be submitted for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Although ratification is not required by our Bylaws or otherwise, the Board of Directors is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company for fiscal year 2007.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Deloitte & Touche LLP (“Deloitte & Touche”), the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, the “Deloitte Entities”) have audited our annual financial statements for the years ended December 31, 2006 and 2005. Upon recommendation of the Audit Committee of the Board of Directors, the Board of Directors appointed Deloitte & Touche as the Company’s independent auditing firm for the current fiscal year. Set forth below is the total amount billed to us by Deloitte Entities for services performed in 2006 and 2005 and a break down of these amounts by the category of service.

Audit Fees. Audit fees are fees billed for the audit of our annual consolidated financial statements and for the reviews of our quarterly financial statements submitted on Form 10-Q. Additionally, audit fees include statutory audits, consents and other services related to SEC matters. The aggregate fees billed by the Deloitte Entities for audit services for the years ended December 31, 2006 and 2005 were $1,648,000 and $1,780,000 respectively.

Audit Related Fees. Audit-related fees principally included fees for employee benefit plan audits, which totaled $152,000 and $232,000 for the years ended December 31, 2006 and 2005 respectively.

Tax Fees. Tax fees for the years ended December 31, 2006 and 2005 related to services for tax compliance and tax planning and advice, which totaled $322,000 and $638,000 respectively.

All Other Fees. There were no other fees paid to the Deloitte Entities for the years ended December 31, 2006 and 2005.

The Audit Committee has considered all services provided by the independent auditors to us and concluded this involvement is compatible with maintaining the auditors’ independence. The Audit Committee’s charter also provides that the Audit Committee must ensure that the chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position of the Company was not, within three years prior to the initiation of the audit, an employee of the independent public accountants who participated in any capacity in the Company’s audit.

The Audit Committee is responsible for appointing the Company’s independent auditor and approving the terms of the independent auditor’s services. The Audit Committee has established a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent auditor. Management submits a description of the types of services expected to be rendered during the year for each of the four categories of services described above to the Audit Committee for pre-approval, together with budgeted fees for each of the three non-audit services categories. The Audit Committee pre-approves these services and, as applicable, the budgeted fees by category of service. The Audit Committee receives periodic reports from management and the independent auditor on actual fees versus the budget by category of service. The Audit Committee provided its prior approval to all non-audit related services reflected above.

During the year, circumstances may arise when it may become necessary to engage our independent auditor for additional services not contemplated in the pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the authority to grant specific pre-approval between meetings, as necessary, has been delegated to the Chairman of the Audit Committee. The Chairman will update the full Audit Committee at the next regularly scheduled meeting for any interim approvals granted.

ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS
FOR 2008 ANNUAL MEETING

Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act and the Company’s Bylaws. Only those stockholder proposals that comply with the requirements of Rule 14a-8 promulgated under the Exchange Act will be included in the Company’s Proxy Statement for the 2008 annual meeting of the stockholders. In order for a stockholder proposal submitted under Rule 14a-8 to be considered “timely” such proposal must be received by the Company not later than December 20, 2007. Written notice of stockholder proposals submitted outside the process of Rule 14a-8 for consideration at the 2008 annual meeting of the stockholders (but not included in the Company’s Proxy Statement) must be received by the Company by February 24, 2008 in order to be considered timely, subject to additional provisions of the Company’s Bylaws. For additional requirements, a stockholder may refer to our Bylaws, a copy of which may be obtained from our Secretary. Proposals should be directed to the attention of the Secretary, GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054. If we do not receive timely notice pursuant to our Bylaws, the proposal may be excluded from consideration at the meeting.

OTHER MATTERS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly comes before the Annual Meeting, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

ANNUAL REPORT

The Annual Report to Stockholders of the Company for the year ended December 31, 2006 and this Proxy Statement are being mailed together to all stockholders of the Company of record on March 28, 2006, the record date for voting at the Annual Meeting.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC at 100 F Street, NE, Washington, DC 20549. You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms in Washington, D.C., New York, New York. Please call the SEC at (800) SEC-0330 or (202) 942-8088 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: Investor Relations. You can also obtain copies of our filings with the SEC on our website at www.gentek-global.com.

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you receive multiple copies and wish to only receive a single copy, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. We will send an additional copy to an affected stockholder upon written or oral request by such stockholder. You can notify the Company by sending a written request to, GenTek Inc., 90 East Halsey Road, Parsippany, New Jersey 07054, Attention: Corporate Secretary. Oral requests may be made by calling (973) 515-3221.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE ELECTION OF DIRECTORS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 17, 2007. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ELECTION OF THE NOMINEES DESCRIBED HEREIN WILL CREATE ANY IMPLICATION TO THE CONTRARY.

By Order of the Board of Directors,

James Imbriaco
Vice President, General Counsel and Secretary

Parsippany, New Jersey
April 17, 2007

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Annex A

GENTEK INC.
AMENDED AND RESTATED 2003 MANAGEMENT AND DIRECTORS INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN: DEFINITIONS

The name of the plan is the GenTek Inc. Amended and Restated 2003 Management and Directors Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees and directors of the Company (as defined below) and its Subsidiaries (as defined below), upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Right or Other Stock-Based Award.

“Award Agreement” means a written individual agreement entered into by and between the Company and a Participant that, together with this Plan, evidences any Award and sets forth the terms and conditions under which an Award is granted.

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Act.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to a Participant, “Cause” as defined in the Participant’s employment agreement with the Company or the applicable Subsidiary thereof, or if there is no such agreement, “Cause” means (i) such Participant is convicted of, pleads guilty or nolo contendere to, or confesses to any felony, any misdemeanor involving moral turpitude or any act of fraud, misappropriation or embezzlement, (ii) such Participant knowingly and willfully engages in a fraudulent act to the damage or prejudice of the Company or any Subsidiary or in conduct or activities damaging to the property, business or reputation of the Company or any Subsidiary, all as determined by the Committee, (iii) any act or omission by such Participant involving willful malfeasance or negligence in the performance of such Participant’s duties to the Company or any Subsidiary to the detriment of the Company or any Subsidiary, all as determined by the Committee, which, if capable of correction (as determined by the Committee), has not been corrected by such Participant within 10 days after written notice from the Company of any such act or omission, (iv) failure by such Participant to comply in any material respect with the terms of any written policies or directives of the Company (including, but not limited to, policies relating to avoidance of discrimination and harassment) as determined by the Committee, which, if capable of correction (as determined by the Committee), has not been corrected by such Participant within 10 days after written notice from the Company of such failure, (v) breach by such Participant of any noncompetition, nonsolicitation or confidentiality provision to which such Participant is subject, as determined by the Board, or (vi) continued failure of such Participant substantially to perform his duties (other than as a result of total or partial incapacity due to mental or physical illness) for a period of 10 days following written notice by the Company, or any Subsidiary to the Participant of such failure.

“Change of Control” is defined in Section 14.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto.

“Committee” means the Committee of the Board referred to in Section 2.

“Company” means “Reorganized GenTek” (as defined in the Plan of Reorganization) or any successor thereto.

“Disability” means an individual’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment for a period of not less than 6 months.

“Dividend Equivalent Right” means an Award granted pursuant to Section 9.

“Effective Date” means the effective date of a joint plan of reorganization of the Company and certain Subsidiaries of the Company, including Noma Company, under Chapter 11 of the Bankruptcy Code.

“Fair Market Value” means the closing price of Stock on the date of calculation (or, if no Stock is traded on such date, the last preceding date on which Stock was traded) if the Company’s Stock is readily tradable on a national stock exchange or quotation system, and if the Company’s Stock is not readily tradable, “Fair Market Value” means the amount determined in good faith by the Committee as the fair market value of Company Stock.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Other Stock-Based Award” means an Award granted pursuant to Section 10.

“Participant” means an officer, employee or director of the Company or one or more of its Subsidiaries who has received an Award under the Plan.

“Performance Share Award” means an Award granted pursuant to Section 8.

“Person” shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

“Plan” means the GenTek Inc. 2003 Management and Directors Incentive Plan, and any amendments thereto.

“Plan of Reorganization” means the August 28, 2003 Joint Plan of Reorganization of the Company and certain Subsidiaries of the Company, including Noma Company, under Chapter 11 of the Bankruptcy Code and all exhibits annexed thereto or referenced therein, as in each case, may be amended, modified or supplemented from time to time.

“Restricted Stock Award” means an Award granted pursuant to Section 7.

“Stock” means the common shares of Reorganized GenTek (as defined in the Plan of Reorganization), subject to adjustment pursuant to Section 3.

“Stock Appreciation Right” means an Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

SECTION 2. ADMINISTRATION OF PLAN: COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by the Compensation Committee of the Board, or any other committee so designated by the Board and which shall consist of two or more members, at least two of whom shall be “non-employee directors” within the meaning of Rule 16b-3, as promulgated under the Act. To the extent that the Board determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a committee of two or more “outside directors” within the meaning of

Section 162(m) of the Code. In the absence of a committee of the Board so designated to administer the Plan, the Plan shall be administered by the Board.

(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the officers, employees or directors of the Company and its Subsidiaries to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of any Award, including but not limited to, Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards, Dividend Equivalent Rights, and Other Stock-Based Awards, or any combination of the foregoing, granted to any one or more Participants;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the forms of Award Agreements;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award or to waive terms and conditions of any Award at any time;

(vi) subject to the provisions of Section 5, to extend at any time the period in which Stock Options may be exercised;

(vii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related Award Agreements); to correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable; to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

Any decision or action taken by the Board or the Committee, as the case may be, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, or of any Award, shall, to the fullest extent permitted by law, be within its sole and absolute discretion and shall be conclusive and binding on the Company, any Subsidiary, all Participants (including their beneficiaries or successors) and any person claiming under or through any Participant.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. Subject to Section 3(b), the number of shares of Stock reserved and available for issuance under the Plan shall be equal to one million seven hundred and fifty (1,750,000) shares of Stock. For purposes of this limitation, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. The maximum number of Shares with respect to which Awards may be granted during a calendar year to any Participant shall be one hundred thousand (100,000). Subject to such limitations, shares of Stock may be issued pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company. In the case of any Stock Appreciation Rights that are granted in tandem with any Options, upon the exercise of a Stock Appreciation Right settled in shares of Stock, the right to purchase an equal number of shares of Stock covered by a related Stock Option shall be deemed to have been surrendered and will no longer be exercisable, and said number of shares of Stock shall no longer be available under the Plan. The Board may at any time approve an increase in the number of shares of Stock available for issuance under the Plan, subject to stockholder approval as required under applicable law.

(b) Recapitalizations. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization (including, but not limited to, an extraordinary all-cash dividend), reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares, other securities or other property of the Company, or additional shares or new or different shares or other securities of the Company or other assets or other property are distributed with respect to such shares of Stock or other securities, the Committee in its sole discretion and without liability to any Person may make an adjustment in (i) the number and kind of shares of Stock or other securities issued or reserved for issuance under the Plan or pursuant to outstanding Awards, (ii) the maximum number of shares of Stock for which Awards (including limits for Restricted Stock Awards or Performance Share Awards) may be granted to a calendar year to any Participant, (iii) the grant, exercise or conversion price with respect to outstanding Awards, or (iv) any other affected terms of such Awards. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(c) Mergers. Upon consummation of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Stock are exchanged for securities, cash or other property of an unrelated corporation or business entity, or in the event of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding Stock Options and Stock Appreciation Rights: (i) provide that such Stock Options shall be assumed or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to the optionees, provide that all unexercised Stock Options and Stock Appreciation Rights will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, and/or (iii) in the event of a business combination under the terms of which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the business combination, make or provide for the cancellation of Stock Options and Stock Appreciation Rights in exchange for a cash payment to the Participant for each Stock Option and Stock Appreciation Right held by the Participant equal to the excess, if any, of (A) the value (as determined by the Committee) of the consideration payable per share of Stock pursuant to the business combination times the number of shares of Stock subject to such outstanding Stock Option and Stock Appreciation Right over (B) the exercise price of such outstanding Stock Option and Stock Appreciation Right times the number of shares of Stock subject to such outstanding Stock Option and Stock Appreciation Right.

(d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

(e) Emergence Awards. Pursuant to Section 6.8 of the Plan of Reorganization, certain members of management, employees and directors of the Company or any of its Subsidiaries shall be designated by the Board to receive Stock Options that shall in the aggregate constitute no more that ten percent (10%) of the total amount of New GenTek Common Stock (as defined in the Plan of Reorganization) issued on the Effective Date. The Stock Options shall (i) be granted approximately three (3) months following the Emergence Date (as defined in the Plan of Reorganization), (ii) be granted at an exercise price per share at least equal to the Fair Market Value of the Stock on the date of grant, (iii) have a term that does not exceed ten (10) years, and (iv) be subject to the terms and conditions, including but not limited to vesting, as set forth in the Participant’s Award Agreement.

SECTION 4. ELIGIBILITY

Each full or part-time employee, officer or director of the Company or one or more of its Subsidiaries who is or may be responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries, as are selected from time to time by the Committee, in its sole discretion, may participate in the Plan.

SECTION 5. STOCK OPTIONS

(a) General. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. All Options granted under the Plan are intended to be Non-Qualified Stock Options, unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. In no event shall any member of the Committee, the Company or any of its affiliates have any liability to any Participant or any other Person due to the failure of an Option to qualify as an Incentive Stock Option.

(b) Stock Options Granted to Participants. The Committee in its discretion may grant Stock Options to those eligible individuals set forth in Section 4 hereof. Stock Options granted pursuant to this Section 5(b) shall be evidenced by an Award Agreement and shall be subject to the following terms and conditions and shall contain additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(i) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5(b) shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant in the case of Incentive Stock Options. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such Participant, the exercise price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but except as may be provided pursuant to Section 15(h), no Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such Participant, the term of such option shall be no more than five (5) years from the date of grant.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date and set forth in the Participant’s Award Agreement. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the shares of Stock for which it is then exercisable. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(iv) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. For purposes of this Section 5, the exercise date of an Option shall be the date a notice of exercise is received by the Company, together with payment of the full purchase price in accordance with this Section 5(b)(iv). Payment of the purchase price may be made by one or more of the following methods:

(A) In cash, by certified or bank check or other instrument acceptable to the Committee;

(B) In the form of shares of Stock that are not then subject to restrictions under any plan and that have been held by the optionee for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date; or

(C) In the sole discretion of the Committee, at any time during which the Stock is traded on a national stock exchange or quotation system, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

(v) Delivery of Stock. The delivery of certificates representing the shares of Stock and/or the transfer of shares of Stock on the books of the Company, as applicable, upon the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or pursuant to applicable law.

(vi) Termination by Reason of Death. Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company or its Subsidiaries is terminated by reason of death may thereafter be exercised by the legal representative or legatee of the optionee, to the extent it was exercisable on the date of death for a period of 12 months from the date of death, or until the expiration of the stated term of the Option, if earlier. Except as otherwise specifically provided by the Committee, to the extent that any portion of any Stock Option is not exercisable on the date of death, such portion of the Stock Option shall immediately terminate and be of no force or effect.

(vii) Termination by Reason of Disability.

(A) Any Stock Option held by an optionee whose employment by (or other business relationship with) the Company or its Subsidiaries is terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable on the date of termination of employment (or business relationship) for a period of 12 months (or such longer period as the Committee may specify at any time) from the date of such termination of employment (or business relationship), or until the expiration of the stated term of the Option, if earlier. Except as otherwise specifically provided by the Committee, to the extent that any portion of any Stock Option is not exercisable on the date of such termination of employment (or business relationship), such portion of the Stock Option shall immediately terminate and be of no force or effect.

(B) The Committee shall have sole authority and discretion to determine whether a Participant’s employment (or business relationship) has been terminated by reason of Disability.

(viii) Termination for Cause. If any optionee’s employment by (or business relationship with) the Company or its Subsidiaries is terminated for Cause, any Stock Option held by such optionee, including any Stock Option that is immediately exercisable at the time of such termination, shall immediately terminate and be of no further force and effect.

(ix) Other Terminations of Employment. Unless otherwise determined by the Committee, if an optionee’s employment by (or business relationship with) the Company and its Subsidiaries terminates for any reason other than death, Disability or for Cause, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable on the date of termination of employment (or business relationship), for 90 calendar days (or such longer period as the Committee may specify at any time) from the date of termination of employment (or business relationship), or until the expiration of the stated term of the Option, if earlier. Except as otherwise specifically provided by the Committee, to the extent that any portion of any Stock Option is not exercisable on the date of such termination of employment (or business relationship), such portion of the Stock Option shall immediately terminate and be of no force or effect.

(x) Annual Limit on and Disposal of Incentive Stock Options. To the extent required under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option. Any Participant who disposes of shares of Stock acquired upon the exercise of an Incentive Stock Option either (i) within two (2) years after the date of grant of such Incentive Stock Option or (ii) within one (1) year after the transfer of such shares of Stock to the Participants, shall notify the Company of such disposition and of the amount realized upon such disposition.

(c) Form of Settlement. Shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as otherwise provided in the Plan or by the Committee.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess, if any, of the Fair Market Value of the Stock on the date of exercise over the exercise price per Stock Appreciation Right (which in no event shall be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted) set by the Committee (or over the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised (or, if granted in tandem with a Stock Option, the number of shares of Stock covered by the Option, or portion thereof, which is surrendered), with the Committee having the right to determine the form of payment.

(b) Grant and Exercise of Stock Appreciation Rights.

(i) The Committee may grant Stock Appreciation Rights to those eligible individuals set forth in Section 4 hereof by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of such Option. A Stock Appreciation Right granted in connection with an Option shall cover the same number shares of Stock covered by such Option (or such lesser number of shares as the Committee may determine).

(ii) A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(iii) Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of shares of Stock with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received shall be the exercise date. No fractional shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction, or if the Committee should so determine, the number of shares of Stock will be rounded downward to the next whole share of Stock.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

(i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iii) Stock Appreciation Rights granted in tandem with an Option shall be transferable only when and to the extent that the underlying Option would be transferable. Stock Appreciation Rights not granted in tandem with an Option shall not be transferable otherwise than by will or the laws of descent or distribution. All Stock Appreciation Rights shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Committee may grant Restricted Stock Awards to those eligible individuals set forth in Section 4 hereof. A Restricted Stock Award is an Award entitling the recipient to acquire, at par value or such other purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

(b) Rights as a Stockholder. Upon execution of an Award Agreement setting forth the Restricted Stock Award, payment of any applicable purchase price and issuance of shares of Stock underlying any Award, a Participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Award Agreement. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Award Agreement. If a Participant’s employment (or other business relationship) with the Company and its Subsidiaries terminates for any reason whatsoever, the Company shall have the right to repurchase Restricted Stock with respect to which conditions have not lapsed at their purchase price, or to require forfeiture of such shares to the Company if acquired at no cost, from the Participant or the Participant’s legal representative.

(d) Vesting of Restricted Stock. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”

(e) Waiver, Deferral and Reinvestment of Dividends. The Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

(f) Performance-Based Grants. Notwithstanding anything to the contrary herein, certain shares of Restricted Stock granted under this Section 7 may, at the discretion of the Committee, be granted in a manner that is intended to be deductible by the Company under Section 162(m) of the Code. The restrictions applicable to such Restricted Stock shall lapse based wholly or partially on the attainment of written performance goals approved by the Committee (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25% of the relevant performance period. The performance goals, which must be objective, shall be based on one (1) or more of the criteria set forth in Section 8. The Committee shall determine in its discretion whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify prior to the release of the restrictions on the shares of Stock.

SECTION 8. PERFORMANCE SHARE AWARDS

(a) Nature of Performance Share Awards. A Performance Share Award is an Award that may be granted in a manner that is intended to be deductible by the Company under Section 162(m) of the

Code. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. Performance Share Awards may be granted under the Plan to those eligible individuals set forth in Section 4 hereof, including those who qualify for awards under other performance plans of the Company. As determined by the Committee in its sole discretion, either the granting or vesting of the Performance Share Awards shall be based on achievement of growth rates in one (1) or more business criteria and/or on achievement of specified goals. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the growth rates in one or more business criteria that apply to an individual Participant and/or performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares.

(b) Business Criteria. The business criteria shall be as follows, individually or in the aggregate: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share of Stock; (v) book value per share of Stock; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital and (xviii) return on assets. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of it or their divisions or units, or any combination of the foregoing.

(c) Establishment of Performance Goals. With respect to Performance Share Awards, the Committee shall establish in writing (i) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if such performance goals are obtained and (ii) the individual employees or class of employees to which such performance goals apply no later than 90 calendar days after the commencement of such period (but in no event after 25% of such period has elapsed).

(d) Certification of Performance. No Performance Share Awards shall be payable or vest with respect to any Participant for a given period until the Committee certifies in writing that the objective performance goals (and any other applicable material terms) applicable to such period have been satisfied.

(e) Rights as a Stockholder. A Participant receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the Participant under the Plan and not with respect to shares subject to the Award but not actually received by the Participant.

(f) Termination. Except as may otherwise be provided by the Committee, a Participant’s rights in all Performance Share Awards shall automatically terminate upon the Participant’s termination of employment (or business relationship) with the Company and its Subsidiaries for any reason whatsoever.

(g) Modification of Performance Share Awards. After the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Stock or cash granted or the number of shares of Stock vested upon the attainment of such performance goal.

SECTION 9. DIVIDEND EQUIVALENT RIGHTS

(a) Dividend Equivalent Rights. A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted hereunder to those eligible individuals set forth in Section 4 hereof, as a component of a Restricted Stock Award or an Other Stock-Based Award or as a freestanding Award. The terms and conditions of Dividend Equivalent Rights shall be specified in the

Award Agreement. Such grant may specify that dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments, as determined by the Committee. A Dividend Equivalent Right granted as a component of a Restricted Stock Award or an Other Stock-Based Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Restricted Stock Award or Other Stock-Based Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Restricted Stock Award or Other Stock-Based Award. A Dividend Equivalent Right granted as a component of another Restricted Stock Award or Other Stock-Based Award may also contain terms and conditions different from such other Restricted Stock Award or Other Stock-Based Award.

(b) Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

SECTION 10. OTHER STOCK-BASED AWARDS

(a) Generally. The Committee, in its sole discretion, may grant or sell Awards or shares of Stock and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, shares of Stock. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more shares of Stock (or the equivalent cash value of such shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of shares of Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, shares of Stock or a combination of cash and shares of Stock, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all shares of Stock so awarded and issued shall be fully paid and non-assessable).

SECTION 11. TAX WITHHOLDING

(a) Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any foreign, federal, state, local or other taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due or transfer made to the Participant.

(i) Payment in Stock. A Participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (A) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (B) transferring to the Company shares of Stock owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 12. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Committee, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13. AMENDMENTS, TERMINATION AND TERM

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. If and to the extent determined by the Committee to be required by the rules of any national exchange or quotation system on which Stock is traded, the Plan and/or Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. No Award shall be granted pursuant to this Plan later than the tenth (10th) anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date in accordance with their terms.

SECTION 14. CHANGE OF CONTROL PROVISIONS

Upon the occurrence of a Change of Control as defined in this Section 14:

(a) Unless otherwise determined by the Committee, each outstanding Stock Option and Restricted Stock Award shall automatically become fully exercisable.

(b) “Change of Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) any Person, (A) who is not a Beneficial Owner, directly or indirectly, of voting securities of the Company as of the Effective Date, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities or (B) who is a Beneficial Owner, directly or indirectly, of voting securities of the Company as of the Effective Date, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, excluding in both (A) and (B) any Person who becomes such a Beneficial Owner in connection with a transaction described in subclause (x) of clause (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors as of the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; provided that no change in the Board arising from a provision of the Plan of Reorganization (or the consummation thereof) shall be deemed a Change of Control solely by reason of this paragraph (ii); or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation (1) continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (2) continuing to be held by holders thereof immediately prior to such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (A) who is not a Beneficial Owner, directly or indirectly, of voting securities of the Company as of the Effective Date, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities or (B) who is a Beneficial Owner, directly or indirectly, of voting securities of the Company as of the Effective Date, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 65% of the combined voting power of the voting securities of which is owned by substantially all of the stockholders of the Company immediately prior to such sale in substantially the same proportions as their ownership of the Company immediately prior to such sale.

For the avoidance of doubt, the consummation of the Plan of Reorganization and the transactions contemplated thereby shall not be deemed a Change of Control.

SECTION 15. GENERAL PROVISIONS

(a) Compliance with Legal Requirements. The Committee may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Delivery of stock certificates and/or transfers of shares of Stock on the books of the Company, as applicable, to Participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company or, in the case of uncertificated registration of shares of Stock, upon transfer of such shares of Stock on the books of the Company.

(c) Other Compensation Arrangements; No Right to Employment or Awards. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. Awards shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise. The adoption of this Plan and the grant of Awards do not confer upon any Participant any right to continued employment with the Company or any Subsidiary and shall not lessen or affect the rights of the Company or any Subsidiary to terminate the employment of a Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Awards and the Committee’s determinations and interpretations with respect to each Participant (whether or not such Participants are similarly situated).

(d) Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator, or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

(e) Nontransferability of Awards. Unless otherwise specified in the Plan or determined by the Committee, an Award shall not be transferable or assignable by the Participant other than by will or by the laws of descent and distribution. An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

(f) Awards Subject to the Plan. In the event of a conflict between any term or provision contained in the Plan and a term or provision in any Award Agreement, the applicable terms and provisions of the Plan will govern and prevail.

(g) Severability. If any provision of the Plan or any Award is, becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(h) Non-U.S. Participants. Notwithstanding anything in the Plan to the contrary, with respect to any Participant who is a resident outside the United States, the Board may, in its sole discretion, amend the terms of the Plan as applicable to non-U.S. Participants or establish a local sub-plan in order to conform such terms to the requirements of local law or to meet the objectives of the Plan; provided, however, that this Section 15(h) shall not be construed to authorize the Board to amend the provisions of Section 3(a) hereof relating to the number of shares of Stock authorized under the Plan.

SECTION 16. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon the Effective Date. Without any further act or authorization, Confirmation (as defined in the Plan of Reorganization) and entry of the Confirmation Order (as defined in the Plan of Reorganization) shall be deemed to satisfy all requirements of applicable state and federal law and all listing standards of any securities exchange for approval by the Board and the stockholders of Reorganized GenTek (as defined in the Plan of Reorganization) of the Plan.

SECTION 17. GOVERNING LAW

This Plan shall be governed by Delaware law, without regard to conflicts of laws.

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ANNUAL MEETING OF STOCKHOLDERS

Thursday, May 17, 2007 at 1:00 p.m.

Latham and Watkins, LLP
885 Third Avenue, Suite 1000
New York, New York

GenTek Inc. 90 East Halsey Road Parsippany, NJ 07054	proxy

This proxy is solicited on behalf of the Board of Directors for use at the 2007 Annual Meeting.

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD May 17, 2007, the undersigned appoints William E. Redmond, Jr., Thomas B. Testa and James Imbriaco, or any of them, with full power of substitution, to attend the Annual Meeting of Stockholders of GENTEK INC. on May 17, 2007 (the “Annual Meeting”), and any adjournments thereof, on behalf of the undersigned and to vote all shares which the undersigned would be entitled to vote and to take all actions which the undersigned would be entitled to take if personally present upon the following matters set forth in the Notice of Annual Meeting and described more fully in the Proxy Statement:

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY.

Continued on reverse side.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to GenTek Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

A				Election of Directors

1.				The Board of Directors recommends a vote FOR the listed nominees.

	For	Against	Abstain		For	Against	Abstain

1a - Henry L. Druker	☐	☐	☐	1d - John F. McGovern	☐	☐	☐

1b - Kathleen R. Flaherty	☐	☐	☐	1e - William E. Redmond, Jr.	☐	☐	☐

1c - John G. Johnson	☐	☐	☐	1f - Richard A. Rubin	☐	☐	☐

ò Please fold here ò

B				Proposals

The Board of Directors recommends a vote FOR the following Proposals.

2.

Amend and restate the Company’s 2003 Management and Directors Incentive Plan to increase the amount of shares of the Company’s Common Stock available for issuance to participants under the 2003 Plan from 1,000,000 to 1,750,000, and to approve the 2003 Plan as so amended and restated.

				☐ For	☐ Against		☐ Abstain

3.		Ratify the appointment of Deloitte & Touche LLP as the independent auditors of the Company for the year ending December 31, 2007.		☐ For	☐ Against		☐ Abstain

4.				In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

This proxy, when properly executed, will be voted as directed. If this proxy is executed but no direction is indicated, this proxy will be voted: (i) FOR the proposal to elect each of the director nominees set forth above; (ii) FOR the proposal to amend and restate the Company’s 2003 Management and Directors Incentive Plan; (iii) FOR the proposal to ratify the appointment of independent auditors; and (iv) in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. The undersigned hereby revokes any proxy heretofore given with respect to such meeting. Receipt of Notice of Annual Meeting and Proxy is hereby acknowledged.

Date
Address Change? Mark Box ☐ Indicate changes below:

				C	Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

Please keep signature(s) within the box.

Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.